EXHIBIT 10.18

        AMENDED AND RESTATED UNSECURED CREDIT AGREEMENT

               This AMENDED AND RESTATED UNSECURED CREDIT AGREEMENT is entered into as of June 15, 1998, among BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation (the "Company"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association ("BofA") and the several additional financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually a "Bank"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as arranger and as administrative agent for the Banks, and UNION BANK OF CALIFORNIA, N.A., as Co-Agent for the Banks.

                       Factual Background

               WHEREAS, the Banks have previously made available to the Company an unsecured revolving credit facility upon the terms and subject to the conditions set forth in that certain Unsecured Credit Agreement dated as of June 13, 1997, among the Company, the banks party thereto and BofA, as agent for such banks, as amended by that certain First Modification Agreement to Unsecured Credit Agreement dated as of August 20, 1997, among the Company, the banks party thereto and BofA, as agent for such banks (as amended, the "Existing Credit Agreement").

               WHEREAS, under the Existing Credit Agreement, the Banks party thereto agreed to make available to the Company an unsecured revolving line of credit in the maximum principal amount of $25,000,000, with BofA having a pro rata share of 42.857144%, representing a maximum commitment of $10,714,286.00; Sanwa Bank California having a pro rata share of 14.285714%, representing a maximum commitment of $3,571,428.50; The First National Bank of Chicago having a pro rata share of 14.285714%, representing a maximum commitment of $3,571,428.50; Union Bank of California, N.A. having a pro rata share of 17.142857%, representing a maximum commitment of $4,285,714.25; and KeyBank National Association having a pro rata share of 11.428571%, representing a maximum commitment of $2,857,142.75;

               WHEREAS, the Company has requested that the Banks modify the terms of the unsecured revolving credit facility made available to the Company pursuant to the Existing Credit Agreement to, among other things, increase the maximum principal amount of the unsecured revolving line of credit available to the Company from $25,000,000 to $50,000,000, and extend the maturity date thereof; and

               WHEREAS, following modification of the unsecured revolving credit facility made available to the Company pursuant to the Existing Credit Agreement, KeyBank National Association will no longer be a party to the unsecured revolving credit facility; and


               WHEREAS, the remaining Banks have agreed to make available to the Company an amended unsecured revolving line of credit upon the terms and subject to the conditions set forth in this Agreement, which amends and restates in full the Existing Credit Agreement, with the pro rata shares of the remaining Banks adjusted so that BofA has a pro rata share of 42.857143%, representing a maximum commitment of $21,428,571.50; Sanwa Bank California has a pro rata share of 14.285714%, representing a maximum commitment of $7,142,857.00; The First National Bank of Chicago has a pro rata share of 20.000000%, representing a maximum commitment of $10,000,000.00; and Union Bank of California, N.A. has a pro rata share of 22.857143%, representing a maximum commitment of $11,428,571.50.

                           Agreement

               NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

          1.   Definitions.

               1.1 Defined Terms. In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

               "Acquisition Borrowing" means a Borrowing used or to be used to acquire improved real property that, upon its acquisition, will satisfy all of the conditions set forth in Section 4.1 so as to become an Approved Unencumbered Parcel.

               "Acquisition Cost" means, with respect to any Approved Unencumbered Parcel, the aggregate cost to the Company of such Approved Unencumbered Parcel (including all acquisition expenses capitalized into the cost of such Approved Unencumbered Parcel in accordance with GAAP) recorded in the Company's financial records as of the acquisition date for such Approved Unencumbered Parcel.

               "Administrative Agent" means BofA in its capacity as administrative agent for the Banks hereunder, and any successor administrative agent designated under Section 9.5.

               "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. In no event shall any of the Banks be deemed an "Affiliate" of the Company or of any Subsidiary of the Company.

               "Agent-Related Persons" means BofA and any successor administrative agent designated under Section 9.5, together with their respective Affiliates and the officers, directors, employees and agents of such Persons.

               "Agent's Payment Office" means the address for payments set forth herein for the Administrative Agent, or such other address as the Administrative Agent may from time to time specify.

               "Agreement" means this Amended and Restated Unsecured Credit Agreement, as amended, supplemented or modified from time to time.

               "Applicable Margin" means (a) with respect to Reference Rate Loans, zero (0) basis points; and (b) with respect to LIBOR Rate
    Loans, 150 basis points.

               "Approved Unencumbered Parcel" means a Parcel satisfying all of the conditions set forth in Section 4.1.

               "Assignee" has the meaning specified in subsection 10.8.1.

               "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external legal counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

               "Availability" means, at any time, the difference between
    (a) the Maximum Commitment Amount at such time and (b) aggregate outstanding principal amount of the Loans at such time.

               "Bank" has the meaning specified in the introductory sentence of this Agreement; BofA in its capacity as a lender hereunder is one of the Banks.

               "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978, as amended from time to time (11 U.S.C. 101, et seq.).

               "BofA" means Bank of America National Trust and Savings Association, a national banking association.

               "Borrowing" means a borrowing hereunder consisting of Loans of the same Type made to the Company on the same day by the Banks under Article 2 and, other than in the case of Reference Rate Loans, having the same Interest Period, but does not include (a) a conversion of Loans of one Type to another Type or (b) a continuation of a Loan as a Loan of the same Type, but with a new Interest Period. A Borrowing may be an Acquisition Borrowing or a Working Capital Borrowing.

               "Borrowing Notice" means a notice substantially in the form of Exhibit A given by the Company to the Administrative Agent pursuant to Section 2.4.

               "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in San Francisco, California, are authorized or required by law to close and, if the applicable Business Day relates to any LIBOR Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

               "Capital Adequacy Regulation" means any guideline, request or directive of any Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any Bank or of any corporation controlling any Bank.

               "Cash Flow" means, as of any calendar quarter, four (4) times the sum of (i) the quarterly consolidated income from property operations for the Company and all of the Permitted Partnerships (excluding income from minority interests in Persons other than Permitted Partnerships), and (ii) the consolidated depreciation and amortization of the Company and all of the Permitted Partnerships (excluding depreciation and amortization from minority interests in Persons other than Permitted Partnerships) for such quarter, as evidenced by the most recently delivered financial statements of the Company and the Permitted Partnerships.

               "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act of 1980.

               "Closing Date" means the date on which all conditions precedent set forth in Section 4.2 are satisfied or waived by the Administrative Agent.

               "Co-Agent" means any Bank designated as a "Co-Agent" in this Agreement, each in its capacity as a co-agent for the Banks hereunder, and any successor co-agent designated under Section 9.6.

               "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

               "Commitment" means the amount of the credit and the outstanding Loans for which each Bank is obligated.

               "Contingent Obligation" means, as to any Person, (a) any Guaranty Obligation of that Person, and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person in respect of (i) any letter of credit or similar instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or (ii) any Swap Contract. The amount of any Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of "Guaranty Obligation") be deemed equal to the maximum reasonably anticipated liability in respect thereof.

               "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

               "Controlled Group" means the Company and all Persons (whether or not incorporated) under common control or treated as a single employer with the Company pursuant to Section 414(b), (c), (m) or (o) of the Code.

               "Conversion Date" means any date on which the Company elects to convert a Reference Rate Loan to a LIBOR Rate Loan or a LIBOR Rate Loan to a Reference Rate Loan.

               "Conversion/Continuation Notice" means a notice substantially in the form of Exhibit B given by the Company to the Administrative Agent pursuant to Section 2.4.

               "Covenant Debt Service" means, at any time, the amount necessary to amortize the sum of (a) total consolidated liabilities (excluding (i) accounts payable and accrued expenses, (ii) dividends and distributions payable, and (iii) other liabilities) of the Company and all of the Permitted Partnerships (as evidenced by the most recently received consolidated balance sheets for the Company and the Permitted Partnerships), and (b) the aggregate amount of all then-outstanding but undrawn letters of credit issued by BofA for the account of the Company), in twenty-five (25) equal annual installments of principal and interest at a per annum rate equal to the greater of
    (i) 1.75% per annum above the average yield on seven-year United States treasury bonds maturing approximately seven (7) years from the date of determination (as reported by the Administrative Agent's Funding and Interest Rate Desk, or any other recognized source of treasury yield quotations acceptable to the Administrative Agent in its sole and absolute discretion, on the determination date) or
    (ii) 8.0%, computed on the basis of a year of 365 or 366 days, as applicable, and actual day months.

               "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied) constitute an Event of Default.

               "Disposition" means the sale, lease, conveyance or other disposition of any Approved Unencumbered Parcel, other than leases of an Approved Unencumbered Parcel to third-party tenants in the ordinary course of business.

               "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a Person that is primarily engaged in the business of commercial banking and is an Affiliate of a Bank, or (iii) any Person approved by Majority Banks and the Administrative Agent.

               "Entitled Land" means unimproved real Property satisfying all of the following conditions: (a) the Company's intended use of such real Property is permissible under the applicable general plan or its equivalent, (b) such intended use is permissible under any applicable specific plan, zoning classification and development agreement, (c) such real Property has access to roads and utilities adequate for the Company's intended use, and (d) the Company intends to improve such real property within twenty-four (24) months of its acquisition.

               "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Laws or for injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in or from any real Property at any time owned by the Company, any of its Subsidiaries or any Permitted Partnership, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Laws.

               "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including CERCLA, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource, Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

               "Environmental Permits" has the meaning specified in subsection 5.12(b).

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and regulations promulgated thereunder.

               "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b), 414(c) or 414(m) of the Code.

               "ERISA Event" means (a) a Reportable Event with respect to a Qualified Plan or a Multi-employer Plan; (b) withdrawal by the Company or any ERISA Affiliate from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multi-employer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Qualified Plan or Multi-employer Plan subject to Title IV of ERISA;
    (e) failure by the Company or any member of the Controlled Group to make required contributions to a Qualified Plan or Multi-employer
    Plan; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multi-employer Plan; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate;
    (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan; (i) a non-exempt prohibited transaction occurs with respect to any Plan for which the Company or any Subsidiary of the Company may be directly or indirectly liable; or (j) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person with respect to any Plan for which the Company or any member of the Controlled Group may be directly or indirectly liable.

               "Event of Default" means any of the events or circumstances specified in Section 8.1.

               "Federal Funds Rate" means, for any day, the rate published by the Federal Reserve Bank of New York for the preceding Business Day as "Federal Funds (Effective)"; (or, if not published, the arithmetic mean of the rates for overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day quoted by three brokers of Federal Funds in New York City as determined by the Administrative Agent).

               "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereof.

               "Funds from Operations" means, for any fiscal quarter, the net income of the Company for such quarter, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization, after adjustments for unconsolidated ventures.

               "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

               "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

               "Gross Assets" means, at any time, the sum of (a) the total consolidated assets of the Company and all Permitted Partnerships at such time, and (b) the total consolidated accumulated depreciation of the Company and all Permitted Partnerships at such time, as evidenced by the most recently delivered financial statements of the Company and the Permitted Partnerships.

               "Guarantor" means each Person who has executed a Guaranty.

               "Guaranty" means a guaranty of the Obligations for the benefit of the Banks.

               "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

               "Hazardous Materials" means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material or toxic substance, or petroleum or petroleum derived substance or waste.

               "Indebtedness" of any Person means, without duplication,
    (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services; (c) all reimbursement obligations with respect to surety bonds, letters of credit and similar instruments (in each case, to the extent material or non-contingent); (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (f) all indebtedness referred to in clauses (a) through (e) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (g) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above.

               "Indemnified Liabilities" has the meaning specified in
    Section 10.5.

               "Indemnified Person" has the meaning specified in
    Section 10.5.

               "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case (a) and (b) undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.

               "Interest Payment Date" means the first day of each month following disbursement of the initial Loan.

               "Interest Period" means, with respect to any LIBOR Rate Loan, the period commencing on the Business Day the Loan is disbursed or continued or on the Conversion Date on which the Loan is converted to a LIBOR Rate Loan and ending on the date thirty (30), sixty (60), ninety (90) or one hundred eighty (180) days, or one (1) year, thereafter, as selected by the Company in its Borrowing Notice or Conversion/Continuation Notice; provided that:

                    (a) if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day; and

                    (b) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

               "Lending Office" means, as to any Bank, the office specified as its "Lending Office" opposite its name on the signature pages hereto, or such other office as such Bank may specify to the Company and the Administrative Agent from time to time.

               "LIBOR" means the per annum rate of interest, rounded upward, if necessary, to the nearest 1/16th of one percent (0.0625%), at which the Administrative Agent's London Branch, London, England, would offer U.S. dollar deposits in amounts and for periods comparable to those of the applicable LIBOR Rate Loan and Interest Period to major banks in the London U.S. dollar inter-bank market at approximately 11:00 a.m., London time, on the first Business Day after the Company's rate election.

               "LIBOR Rate" means, for each Interest Period in respect of any LIBOR Rate Loan, the per annum rate of interest, rounded upward, if necessary, to the nearest 1/100th of one percent, determined by the following formula:

                                    LIBOR

                    LIBOR Rate = (1.00   Reserve Percentage)

               "LIBOR Rate Borrowing" means a Borrowing consisting of LIBOR Rate Loans.

               "LIBOR Rate Loan" means a Loan that bears interest based on the LIBOR Rate.

               "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the lessor's interest under a capital lease (determined in accordance with GAAP), any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement under the UCC or any comparable law naming the owner of the asset to which such lien relates as debtor) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease (determined in accordance with GAAP).

               "Loan" means an extension of credit by a Bank to the Company pursuant to Article 2, and may be a Reference Rate Loan or a LIBOR
    Rate Loan.

               "Loan Documents" means (a) this Agreement, (b) the Revolving Notes, (c) each Guaranty and (d) all documents delivered to the Administrative Agent, on behalf of the Banks, in connection therewith, but excludes the Secured Loan Agreement and all documents delivered to the Administrative Agent, on behalf of the Banks, in connection with the Secured Loan Agreement.

               "Majority Banks" means at any time at least two (2) Banks then holding at least 66-2/3% of the then aggregate unpaid principal amount of the Loans (or, if no principal amount is then outstanding, at least two (2) banks then having at least 66-2/3% of the unborrowed Commitments); provided, however, that if at any time there is only one Bank, then such one Bank shall constitute Majority Banks.

               "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the Federal Reserve Board.

               "Material Adverse Effect" means a material adverse change in, or a material adverse effect upon, any of (a) the operations, business, properties, condition (financial or otherwise) or prospects of the Company, the Company and its Subsidiaries taken as a whole, or the Company, its Subsidiaries and the Permitted Partnerships taken as a whole; (b) the ability of the Company to perform under any Loan Document and avoid any Event of Default; or (c) the legality, validity, binding effect or enforceability of any Loan Document.

               "Maturity Date" means June 1, 2001, as the same may be extended pursuant to Section 2.7.

               "Maximum Commitment Amount" means, at any time, an amount equal to $50,000,000.00, subject to the provisions of Section 2.5.

               "Multi-employer Plan" means a "multi-employer plan" (within the meaning of Section 4001(a)(3) of ERISA) to which any member of the Controlled Group (i) makes, is making, or is obligated to make contributions, or (ii) during the preceding three calendar years has made, or has been obligated to make, contributions.

               "Notice of Lien" means any "notice of lien" or similar document intended to be filed or recorded with any court, registry, recorder's office, central filing office or other Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a Governmental Authority.

               "Obligations" means all Loans and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing from the Company to the Administrative Agent, any Bank or any other Person required to be indemnified under any Loan Document, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, and arising under this Agreement or under any other Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

               "Ordinary Course of Business" means, in respect of any transaction involving the Company, any Subsidiary of the Company or any Permitted Partnership, the ordinary course of such Person's business, substantially as conducted by any such Person prior to or as of the Closing Date, and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document.

               "Organization Documents" means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation, and (b) for any partnership, the partnership agreement, statement or certificate of partnership and any fictitious business name or other filing relating to such partnership.

               "Parcel" means a parcel of real property that is owned in fee by the Company.

               "Participant" has the meaning specified in subsection 10.8.3.

               "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

               "Permitted Liens" has the meaning specified in Section 7.1.

               "Permitted Partnership" means a limited partnership formed to acquire one or more parcels of real property in which (i) the Company is the sole general partner, (ii) the Company has sole management control of such limited partnership and its properties,
    (iii) such limited partnership has acquired all of its real property assets from one or more of the limited partners, and the limited partners have received only limited partnership interests in such limited partnership in exchange for their contributions of real property to such limited partnership, (iv) distributions on interests in such limited partnership at any time are based solely on the amount of dividends payable on the Company's common stock at such time, and
    (v) such limited partnership has executed and delivered to the Administrative Agent, for the benefit of the Banks, a guaranty of the Company's obligations under the Loan Documents. Bedford Realty Partners, L.P., a California limited partnership, is a Permitted Partnership.

               "Person" means an individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture or Governmental Authority.

               "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company or any member of the Controlled Group sponsors or maintains or to which the Company or any member of the Controlled Group makes, is making or is obligated to make contributions, and includes any Multi-employer Plan or Qualified Plan.

               "Property" means any estate or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

               "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal rounded to the ninth decimal place) at such time of such Bank's share of the credit and the outstanding Loans.

               "Qualified Plan" means a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under
    Section 401(a) of the Code and which any member of the Controlled Group sponsors, maintains, or to which it makes, is making or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multi-employer Plan.

               "Reference Rate" means the per annum rate of interest publicly announced from time to time by the Administrative Agent at San Francisco, California, as its "Reference Rate." The Reference Rate is set by the Administrative Agent based on various factors, including the Administrative Agent's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing loans. The Administrative Agent may price loans at, above or below the Reference Rate. Any change in the Reference Rate shall take effect on the day specified in the public announcement of such change.

               "Reference Rate Borrowing" means a Borrowing consisting of Reference Rate Loans.

               "Reference Rate Loan" means a Loan that bears interest based on the Reference Rate.

               "Reportable Event" means, as to any Plan, (a) any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC, (b) a withdrawal from a Plan described in Section 4063 of ERISA, or (c) a cessation of operations described in Section 4062(e) of ERISA.

               "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation, or any determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

               "Reserve Percentage" means the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for "eurocurrency liabilities," as defined in Federal Reserve Board Regulation D. The Reserve Percentage shall be expressed in decimal form and rounded upward, if necessary, to the nearest 1/100th of one percent, and shall include marginal, emergency, supplemental, special and other reserve percentages.

               "Responsible Officer" means the chief executive officer or the president of the Company, or any other officer having substantially the same authority and responsibility or, with respect to financial matters, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

               "Revolving Note" means a promissory note of the Company payable to the order of a Bank in substantially the form of Exhibit C, and any amendments, supplements, modifications, renewals, replacements, consolidations and extensions thereof, evidencing the aggregate indebtedness of the Company to a Bank resulting from Loans made by such Bank pursuant to this Agreement; "Revolving Notes" means, at any time, all of the Revolving Notes executed by the Company in favor of a Bank outstanding at such time.

               "SEC" means the Securities and Exchange Commission, or any successor thereto.

               "Secured Loan Agreement" means that certain Fourth Amended and Restated Credit Agreement (Secured Loan) of even date herewith among the Company, the Banks, and BofA, as administrative agent for the Banks.

               "Solvent" means, as to any Person at any time, that (a) the fair value of the Property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code and, in the alternative, for purposes of the California Uniform Fraudulent Transfer Act and any other applicable fraudulent conveyance statute;
    (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its Property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

               "Specified Swap Contract" means any Swap Contract made or entered into at any time, or in effect at any time, whether as a result of assignment or transfer or otherwise, between the Company and any Swap Provider, which Swap Contract is entered into for the purpose of mitigating interest rate or currency exchange risk relating to any Loan and as to which the Company's final scheduled payment is not later than the Maturity Date.

               "Specified Swap Exposure" means, at any time, an amount equal to the sum of (a) ten percent (10%) of the notional amount of each interest rate Specified Swap Contract outstanding at such time, and (b) three percent (3%) of the notional amount of each interest rate floor or interest rate collar Specified Swap Contract outstanding at such time.

               "Specified Swap Obligations" has the meaning specified in
    Section 8.5.

               "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

               "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

               "Swap Provider" means any Bank, or any Affiliate of any Bank, that is at the time of determination a party to a Swap Contract with the Company.

               "Tangible Net Worth" means, at any time, the total consolidated stockholders' equity of the Company at such time, plus the amount of minority interests in all Permitted Partnerships at such time (valuing preferred stock at face value and excluding as assets
    (i) any loans to tenants for tenant improvements and (ii) goodwill and other intangible assets, and valuing all real property at the lower of book or market value (where market value of a real property is based on the most recent appraisal of such real property, if any, performed for the benefit of the Banks pursuant to an agreement between the Company and the Banks)), as evidenced by the Company's most recently delivered financial statements.

               "Transferee" has the meaning specified in subsection 10.8.5.

               "Type" means, in connection with a Loan, the characterization of such loan as a Reference Rate Loan or a LIBOR Rate Loan.

               "UCC" means the Uniform Commercial Code as in effect in any jurisdiction, as the same may be amended, modified or supplemented from time to time.

               "Unfunded Pension Liabilities" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used by the Plan's actuaries for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.

               "Working Capital Availability" means, at any time, the difference between (a) $10,000,000.00 and (b) aggregate principal amount of all outstanding Working Capital Borrowings at such time.

               "Working Capital Borrowing" means a Borrowing used or to be used to finance the Company's operations.

               1.2  Other Interpretive Provisions.

                    1.2.1 Use of Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant to this Agreement. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein and that are defined in the UCC shall have the meanings therein described.

                    1.2.2     Certain Common Terms.

                    (a) The Agreement. The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule and exhibit references are to this Agreement unless otherwise specified.

                    (b) Documents. The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                    (c) Including. The term "including" is not limiting, and means "including without limitation."

                    (d) Performance. Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including". If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking or not taking such action.

                    (e) Contracts. Unless otherwise expressly provided in this Agreement, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

                    (f) Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

                    (g) Captions. The captions and headings of this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

                    (h) Independence of Provisions. The parties acknowledge that this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

                    (i) Exhibits and Schedules. All of the exhibits and schedules attached to this Agreement are incorporated herein by this reference.

                    1.2.3     Accounting Principles.

                    (a) Accounting Terms. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

                    (b) Fiscal Periods. References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

          2.   The Credit.

               2.1 Amount and Terms of Commitment. Each Bank severally agrees, on the terms and subject to the conditions hereinafter set forth, to make Loans to the Company from time to time on any Business Day during the period from the Closing Date to the Maturity Date (i) in an aggregate amount not to exceed at any time such Bank's Pro Rata Share of the Working Capital Availability, for the purpose of financing the Company's operations, including development activities (subject to the provisions of Sections 7.15 and 7.16), and (ii) in an aggregate amount not to exceed at any time such Bank's Pro Rata Share of the Availability, for the purpose of facilitating the Company's acquisition of improved real property that will, upon acquisition, satisfy all of the conditions of Section 4.1 (and thereby become Approved Unencumbered Parcels); provided, however, that the aggregate outstanding principal amount of Loans comprising Working Capital Borrowings shall not at any time exceed Ten Million Dollars ($10,000,000.00); and provided further, however, that the aggregate amount of any Acquisition Borrowing shall not exceed fifty-five percent (55%) of the Acquisition Cost of the Approved Unencumbered Parcel to which such Acquisition Borrowing relates. Notwithstanding any contrary provision of this Agreement, the aggregate principal amount of all outstanding Loans shall not at any time exceed the Maximum Commitment Amount. Within the limits of the Availability (or, in the case of Borrowings to finance the Company's operations, the Working Capital Availability), and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.1, repay pursuant to Section 2.7 and reborrow pursuant to this
    Section 2.1.

               2.2  Loan Accounts.

                    2.2.1 The Loans made by each Bank shall be evidenced by one or more loan accounts or records maintained by such Bank and the Administrative Agent in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent and each Bank shall be conclusive absent manifest error of the amounts of the Loans made by the Banks to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans.

                    2.2.2 The Loans made by each Bank shall be evidenced by a Revolving Note payable to the order of such Bank in an amount equal to such Bank's Pro Rata Share of the Maximum Commitment Amount on the Closing Date. Such Bank may endorse on the schedule annexed to its Revolving Note(s) the date, amount and maturity of each Loan that it makes (which shall not include undrawn amounts on outstanding Letters of Credit, but shall include the amounts of any drawings on outstanding Letters of Credit), the purpose of the Loan, the amount of each payment of principal that the Company makes with respect thereto and the source of the funds from which each principal payment is made. The Company irrevocably authorizes each Bank to endorse its Revolving Note(s), and such Bank's record shall be conclusive absent manifest error; provided, however, that any Bank's failure to make, or its error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the Company's obligations to such Bank hereunder or under its Revolving Note(s).

               2.3 Procedure for Obtaining Credit. Each Borrowing shall be made upon the irrevocable written notice (including notice via facsimile confirmed immediately by a telephone call) of the Company in the form of a Borrowing Notice (which notice must be received by the Administrative Agent prior to 9:30 a.m., San Francisco time,
    (i) three (3) Business Days prior to the requested borrowing date, in the case of LIBOR Rate Loans, or (ii) on the requested borrowing date, in the case of Reference Rate Loans), specifying:

                    (a) the amount of the Borrowing, which shall be in an aggregate minimum principal amount of (i) Two Hundred Fifty Thousand dollars ($250,000) for Reference Rate Borrowings, and
          (ii) One Million dollars ($1,000,000) for any LIBOR Rate
          Borrowings;

                    (b) the requested borrowing date, which shall be a Business Day;

                    (c) the Type of Loans comprising the Borrowing and the purpose of such Borrowing;

                    (d) in the case of a LIBOR Rate Borrowing, the duration of the Interest Period applicable to the Loans comprising such LIBOR Rate Borrowing. If the Borrowing Notice fails to specify the duration of the Interest Period for the Loans comprising a LIBOR Rate Borrowing, such Interest Period shall be thirty (30) days.

    Unless the Majority Banks otherwise agree, during the existence of a Default or Event of Default, the Company may not elect to have a Loan made as, or converted into or continued as, a LIBOR Rate Loan. After giving effect to any Loan, there shall not be more than eight (8) different Interest Periods in effect.

               2.4  Conversion and Continuation Elections.

                    2.4.1 The Company may, upon irrevocable written notice to the Administrative Agent in accordance with subsection 2.4.2:

                    (a) elect to convert, on any Business Day, any Reference Rate Loans (or any part thereof in an amount not less than $1,000,000.00) into LIBOR Rate Loans;

                    (b) elect to convert on any Interest Payment Date any LIBOR Rate Loans maturing on such Interest Payment Date (or any part thereof in an amount not less than $1,000,000.00) into Reference Rate Loans; or

                    (c) elect to renew on any Interest Payment Date any LIBOR Rate Loans maturing on such Interest Payment Date (or any part thereof in an amount not less than $1,000,000.00);

    provided, that if the aggregate amount of LIBOR Rate Loans in respect of any Borrowing shall have been reduced, by payment, prepayment or conversion of part thereof, to less than $1,000,000.00, such LIBOR Rate Loans shall automatically convert into Reference Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, LIBOR Rate Loans shall terminate.

                    2.4.2 The Company shall deliver by telex, cable or facsimile, confirmed immediately in writing, a Notice of Conversion/Continuation (which notice must be received by the Administrative Agent not later than 9:30 a.m. San Francisco time,
    (i) at least three (3) Business Days prior to the Conversion Date or continuation date, if the Loans are to be converted into or continued as LIBOR Rate Loans, or (ii) on the Conversion Date, if the Loans are to be converted into Reference Rate Loans) specifying:

                    (a) the proposed Conversion Date or continuation date;

                    (b) the aggregate amount of Loans to be converted or continued;

                    (c) the nature of the proposed conversion or continuation; and

                    (d) if the Company elects to convert a Reference Rate Loan into a LIBOR Rate Loan or elects to continue a LIBOR Rate Loan, the duration of the Interest Period applicable to such Loan. If the Conversion/Continuation Notice fails to specify the duration of the Interest Period for a LIBOR Rate Loan, such Interest Period shall be thirty (30) days.

                    2.4.3 If upon the expiration of any Interest Period applicable to LIBOR Rate Loans the Company has failed to select a new Interest Period to be applicable to LIBOR Rate Loans, or if any Default or Event of Default shall then exist, the Company shall be deemed to have elected to convert LIBOR Rate Loans into Reference Rate Loans effective as of the expiration date of such current Interest Period.

                    2.4.4     Notwithstanding any other provision
    contained in this Agreement, after giving effect to any conversion or continuation of any Loans, there shall not be more than eight (8) different Interest Periods in effect.

               2.5 Voluntary Termination or Reduction of Commitment. The Company may, upon not less than ninety (90) days' prior written notice to the Administrative Agent, terminate the Banks' commitment to make Loans to the Company, or permanently reduce the Maximum Commitment Amount by a minimum amount of $1,000,000.00 or any multiple of $1,000,000.00 in excess thereof; provided, however, that the Company shall reduce the Maximum Commitment Amount from time to time so as not to exceed the "Maximum Commitment Amount" under and as defined in the Secured Loan Agreement. Once reduced in accordance with this
    Section 2.5, the Maximum Commitment Amount may not be increased. Any reduction of the commitment amounts shall be applied to each Bank according to its Pro Rata Share.

               2.6  Principal Payments.

                    2.6.1     Optional Repayments.  Subject to
    Section 3.4, the Company may, at any time or from time to time, upon at least one (1) Business Day's prior written notice to the Administrative Agent, ratably prepay Loans in part in an amount not less than $250,000.00. Such notice of prepayment shall specify the date and amount of such prepayment, the Type(s) of Loans to be repaid and whether the amounts being repaid constitute Acquisition Borrowings or Working Capital Borrowings. The Administrative Agent will promptly notify each Bank of its receipt of any such notice, such Bank's
    Pro Rata Share of such prepayment, and whether the prepaid amounts constitute Acquisition Borrowings or Working Capital Borrowings. If the Company gives a prepayment notice to the Administrative Agent, such notice is irrevocable and the prepayment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date, if required by the Administrative Agent, on the amount prepaid and all amounts required to be paid pursuant to Section 3.4.

                    2.6.2     Mandatory Repayments.

                    (a) Availability Limit. Should the aggregate principal amount of the outstanding Loans at any time exceed the Availability, the Company shall immediately repay such excess to the Administrative Agent, for the account of the Banks. Should the aggregate principal amount of the outstanding Working Capital Borrowings at any time exceed the Working Capital Availability, the Company shall immediately repay such excess to the Administrative Agent, for the account of the Banks.

                    (b) Acquisition Borrowings. The Company shall repay each Acquisition Borrowing on the earliest of (i) six (6) months after the date on which the Loans comprising such Acquisition Borrowing were made, or (ii) the date on which the Approved Unencumbered Parcel to which such Acquisition Borrowing relates is refinanced, or (iii) the date of any Disposition of the Approved Unencumbered Parcel to which such Acquisition Borrowing relates.

                    (c) Amortization Payments. Provided that all of the conditions set forth in Section 2.7 have been satisfied or waived, the Company shall pay to the Administrative Agent, for the Account of the Banks, on each Interest Payment Date during the period from and after June 1, 2001, an amount equal to one-two hundred fortieths (1/240) of the aggregate principal amount of the Loans outstanding on the initial Maturity Date.

                    (d) Application of Repayments. Any repayments pursuant to this subsection 2.6.2 shall be (i) subject to Section 3.4, and (ii) applied first to any Reference Rate Loans then outstanding and then to LIBOR Rate Loans with the shortest Interest Periods remaining.

                    2.6.3 Repayment at Maturity. Notwithstanding any contrary provision of this Agreement, the Company shall repay the principal amount of all outstanding Loans on the Maturity Date or, if earlier, upon termination of the Banks' commitment pursuant to
    Section 2.5.

               2.7 Extension of Maturity Date. Upon the Company's written request, delivered to the Administrative Agent at least sixty
    (60) days and not more than 180 days prior to the initial Maturity Date, such Maturity Date may be extended for a single period of one
    (1) year, provided that:

                    (a) No Default or Event of Default shall have occurred and remain uncured on the initial Maturity Date, and the Administrative Agent shall have received a certificate to that effect signed by an authorized representative of the Company;

                    (b) The representations and warranties set forth in this Agreement and the other Loan Documents shall be correct as of the initial Maturity Date as though made on and as of that date, and the Administrative Agent shall have received a certificate to that effect signed by a Responsible Officer;

                    (c) The condition set forth in subsection 4.3.5 shall have been satisfied to the extent necessary to evidence the extension of the Maturity Date.

    On the initial Maturity Date, the Maximum Commitment Amount will automatically be reduced to the aggregate outstanding principal amount
    of the Loans on such date.   During the period from and after the
    initial Maturity Date, the Company shall have no right to request, and the Banks shall have no obligation to make, Loans to the Company.

               2.8  Interest.

                    2.8.1 Accrual Rate. Subject to subsection 2.8.3, each Loan shall bear interest on the outstanding principal amount thereof from the date when made until it becomes due at a rate per annum equal to the LIBOR Rate or the Reference Rate, as the case may be, plus the Applicable Margin.

                    2.8.2 Payment. Interest on each Loan shall be payable in arrears on each Interest Payment Date. Interest shall also be payable on the date of any repayment of Loans pursuant to subsections 2.6.1 and 2.6.2 for the portion of the Loans so repaid and upon payment (including prepayment) in full thereof, if required by the Administrative Agent, and, during the existence of any Event of Default, interest shall be payable on demand.

                    2.8.3 Default Interest. Commencing (i) ten (10) Business Days after the occurrence of any Event of Default under subsection 8.1.3 or (ii) upon the occurrence of any other Event of Default, and continuing thereafter while such Event of Default exists, or after maturity or acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all Obligations due and unpaid, at a rate per annum which is determined by adding 3% per annum to the Applicable Margin then in effect for such Loans; provided, however, that, on and after the expiration of any Interest Period applicable to any LIBOR Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Reference Rate plus 3%.

                    2.8.4 Maximum Legal Rate. Notwithstanding any contrary provision this Agreement, the Company's obligations to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that such Bank's contracting for or receiving such payment would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that such Bank may lawfully contract for, charge or receive, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

               2.9 Computation of Interest. All computations of interest under this Agreement shall be made on the basis of a 360-day year and actual days elapsed, which results in more interest being paid than if computed on the basis of a 365-day year. Interest shall accrue during each period during which interest is computed from the first day thereof to the last day thereof. Any change in the interest rate on a Loan resulting from a change in the Reference Rate or the Reserve Percentage shall become effective as of the opening of business on the day on which such change in the Reference Rate or the Reserve Percentage becomes effective. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

               2.10 Payments by the Company.

                    2.10.1 All payments (including prepayments) to be made by the Company on account of principal, interest, fees and other amounts required hereunder shall be made without set off or counterclaim and shall, except as otherwise expressly provided herein, be made to the Administrative Agent for the account of the Banks at the Administrative Agent's Payment Office, in dollars and in immediately available funds, no later than 10:00 a.m. San Francisco time on the date specified herein. The Administrative Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received. Any payment received by the Administrative Agent later than 10:00 a.m. San Francisco time shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue.

                    2.10.2 Subject to the provisions set forth in the definition of the term "Interest Period," whenever any payment hereunder is stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                    2.10.3 Unless the Administrative Agent receives notice from the Company prior to the date on which any payment is due and payable to the Banks that the Company will not make such payment in full as and when required, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such date an amount equal to the amount then due and payable to such Bank. If and to the extent the Company has not made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent on demand the amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

               2.11 Payments by the Banks to the Administrative Agent.

                    2.11.1 With respect to any Borrowing, unless the Administrative Agent receives notice from a Bank at least one (1) Business Day prior to the date of such Borrowing, that such Bank will not make available to the Administrative Agent, for the account of the Company, the amount of that Bank's Pro Rata Share of the Borrowing as and when required hereunder, the Administrative Agent may assume that each Bank has made such amount available to the Administrative Agent in immediately available funds on the borrowing date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Company such amount, that Bank shall, on the Business Day following such borrowing date, make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Administrative Agent submitted to any Bank with respect to amounts owing under this Section 2.11 shall be conclusive absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the Company of such failure to fund and, upon demand by the Administrative Agent, the Company shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

                    2.11.2 The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any borrowing date.

               2.12 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Obligations owing to it any payment (whether voluntary, involuntary, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded, and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (other than the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

               2.13 Increases and Decreases in Pro Rata Shares. Upon the Company's satisfaction of all of the conditions set forth in Section
    4.2 of this Agreement, each Bank whose Pro Rata Share of the combined Commitments of all of the Banks has increased, as evidenced by the difference for each Bank between the Pro Rata Share reflected in the Existing Credit Agreement and the Pro Rata Share reflected in this Agreement, shall pay to the Administrative Agent, for distribution to the Banks whose Pro Rata Shares of the combined Commitments of all of the Banks has decreased pursuant to this Agreement, an amount equal to the product of the increase in such Bank's Pro Rata Share (expressed as a decimal) multiplied by the aggregate outstanding principal amount of the Loans on the date of determination.

          3.   Taxes, Yield Protection and Illegality.

               3.1 Taxes. If any taxes (other than taxes on a Bank's net income) are at any time imposed on any payments under or in respect of this Agreement or any instrument or agreement required hereunder, including payments made pursuant to this Section 3.1, the Company shall pay all such taxes and shall also pay to the Administrative Agent, for the account of the applicable Bank, at the time interest is paid, all additional amounts which such Bank specifies as necessary to preserve the yield, after payment of such taxes, that such Bank would have received if such taxes had not been imposed.

               3.2  Illegality.

                    (a) If any Bank determines that (i) the introduction of any Requirement of Law, or any change in any Requirement of Law or in the interpretation or administration thereof, has made it unlawful, or (ii) any central bank or other Governmental Authority has asserted that it is unlawful, for such Bank or its applicable Lending Office to make LIBOR Rate Loans, then, on notice thereof by such Bank to the Company and the Administrative Agent, the obligation of such Bank to make LIBOR Rate Loans shall be suspended until such Bank shall have notified the Company and the Administrative Agent that the circumstances giving rise to such determination no longer exist.

                    (b) If any Bank determines that it is unlawful to maintain any LIBOR Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Administrative Agent), prepay in full all LIBOR Rate Loans of that Bank then outstanding, together with interest accrued thereon and any amounts required to be paid in connection therewith pursuant to Section 3.4, either on the last day of the Interest Period thereof, if such Bank may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if such Bank may not lawfully continue to maintain such LIBOR Rate Loans.

                    (c)  Notwithstanding any contrary provision of
          Section 2.1, if the Company is required to prepay any LIBOR Rate Loan immediately as provided in subsection 3.2(b), then concurrently with such prepayment the Company shall borrow a Reference Rate Loan from the affected Bank in the amount of such repayment.

                    (d) If the obligation of any Bank to make or maintain LIBOR Rate Loans has been terminated, the Company may elect, by giving notice to such Bank through the Administrative Agent, that all Loans which would otherwise be made by such Bank as LIBOR Rate Loans shall instead be Reference Rate Loans.

                    (e) Before giving any notice to the Administrative Agent or the Company pursuant to this Section 3.2, the affected Bank shall designate a different Lending Office with respect to its LIBOR Rate Loans if such designation would avoid the need for giving such notice or making such demand and would not, in the judgment of such Bank, be illegal or otherwise disadvantageous to such Bank.

               3.3  Increased Costs and Reduction of Return.

                    (a)  If any Bank determines that, due to either
          (i) the introduction of, or any change (other than a change by way of imposition of, or increase in, reserve requirements included in the Reserve Percentage) in or in the interpretation of, any law or regulation or (ii) the compliance by such Bank (or its Lending Office) or any Corporation controlling such Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Company shall be liable for, and shall from time to time, upon demand therefor by such Bank with a copy to the Administrative Agent, pay to the Administrative Agent for the account of such Bank such additional amounts as are sufficient to compensate such Bank for such increased costs.

                    (b) If any Bank determines that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or
          (iv) compliance by such Bank (or its Lending Office), or any corporation controlling such Bank, with any Capital Adequacy Regulation affects or would affect the amount of capital that such Bank or any corporation controlling such Bank is required or expected to maintain, and such Bank (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of any of its loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Administrative Agent, the Company shall immediately pay to the Administrative Agent, for the account of such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank for such increase.

               3.4 Funding Losses. The Company agrees to pay to the Administrative Agent, from time to time, for the account of the Banks, any amount that would be necessary to reimburse the Banks for, and to hold the Banks harmless from, any loss or expense which the Banks may sustain or incur as a consequence of:

                    (a) the failure of the Company to make any payment or prepayment of principal of any LIBOR Rate Loan (including payments made after any acceleration thereof);

                    (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Borrowing Notice or a Conversion/Continuation Notice;

                    (c) the failure of the Company to make any prepayment after the Company has given a notice in accordance with
          Section 2.6;

                    (d)  the prepayment (including pursuant to
          Section 2.7.2) of a LIBOR Rate Loan on a day which is not the last day of the Interest Period with respect thereto;

                    (e) the conversion pursuant to subsection 2.5 of any LIBOR Rate Loan to a Reference Rate Loan on a day that is not the last day of the respective Interest Period;

    including any such loss or expense arising from the liquidation or reemployment of funds obtained to maintain the LIBOR Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. Solely for purposes of calculating amounts payable by the Company to the Administrative Agent, for the account of the Banks, under this Section 3.4, each LIBOR Rate Loan (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the LIBOR Rate for such LIBOR Rate Loan by a matching deposit or other borrowing in the applicable offshore dollar interbank market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan is in fact so funded.

               3.5 Inability to Determine Rates. If any Bank determines that for any reason adequate and reasonable means do not exist for ascertaining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan or that the LIBOR Rate applicable pursuant to subsection 2.8.1 for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to such Bank of funding such Loan, such Bank will forthwith give notice of such determination to the Company through the Administrative Agent. Thereafter, the obligation of such Bank to make or maintain LIBOR Rate Loans hereunder shall be suspended until such Bank revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Borrowing Notice or Conversion/Continuation Notice then submitted by it. If the Company does not revoke such notice, the affected Bank shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Reference Rate Loans instead of LIBOR Rate Loans.

               3.6 Certificate of Bank. Any Bank, if claiming reimbursement or compensation pursuant to this Article 3, shall deliver to the Company through the Administrative Agent a certificate setting forth in reasonable detail the amount payable to such Bank hereunder, and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

               3.7 Survival. The agreements and obligations of the Company in this Article 3 shall survive the payment and performance of all other Obligations.

          4.   Conditions Precedent.

               4.1 Conditions to Approving Parcels. Subject to the provisions of Section 10.18, a Parcel shall be considered an Approved Unencumbered Parcel for purposes of this Agreement upon satisfaction of all of the following conditions precedent:

                    4.1.1 Fee Ownership. The Company owns fee title to such Parcel.

                    4.1.2   Satisfactory Parcel.  Such Parcel either
    (a) is satisfactory to the Majority Banks in their sole and absolute discretion or (b) satisfies all of the following conditions: (1) the Parcel is improved, and the improvements located on such Parcel are and will be used solely for flexible industrial or warehouse purposes,
    (2) the Acquisition Cost of the Parcel to the Company is less than $18,181,818, (3) more than eighty percent (80%) of the net rentable area of the improvements located on such Parcel is covered by signed leases with third-party tenants having remaining terms of three (3) years or longer, and (4) the Administrative Agent has received evidence in form and substance satisfactory to the Administrative Agent of such Parcel's compliance with the foregoing conditions.

                    4.1.3 No Hazardous Materials. Such Parcel is free from all Hazardous Materials, including asbestos, other than commercially reasonable quantities of Hazardous Materials typically used in properties similar to such Parcel and permitted by all applicable Environmental Laws, and the Administrative Agent shall have received evidence in form and substance satisfactory to the Majority Banks of such Parcel's compliance with this condition.

                    4.1.4 No Liens or Negative Pledges. Such Parcel and all related personal property is (a) not subject to any negative pledge for the benefit of any Person other than the Banks and (b) free and clear of all Liens other than Liens securing nondelinquent taxes or assessments.

               4.2 Conditions of Initial Loan. The obligation of the Banks to make the initial Loan after the Closing Date is subject to the satisfaction of all of the following conditions precedent:

                    4.2.1 Deliveries to the Administrative Agent. The Administrative Agent shall have received, on or before the Closing Date, all of the following in form and substance satisfactory to the Administrative Agent and its counsel:

                    (a) this Agreement and the Revolving Notes executed by the Company;

                    (b) a Guaranty executed by each Subsidiary or Permitted Partnership whose financial results are consolidated with the Company's financial results for purposes of the financial statements to be delivered to the Banks pursuant to subsections 6.1(a) and 6.1(b);

                    (c) copies of the resolutions of the board of directors of the Company and each Guarantor approving and authorizing the execution, delivery and performance by the Company or such Guarantor of this Agreement and the other Loan Documents to be delivered hereunder to which such Person is a party, and authorizing the borrowing or guarantee of the Loans, as appropriate, certified as of the Closing Date by such Person's Secretary or an Assistant Secretary of the Company;

                    (d) certificates of the Secretary or Assistant Secretary of the Company and each Guarantor certifying the names and true signatures of the officers of the Company or such Guarantor authorized to execute and deliver, as applicable, this Agreement and all other Loan Documents to be delivered hereunder to which such Person is a party;

                    (e) the articles or certificate of incorporation of the Company and each Guarantor as in effect on the Closing Date, certified by the Secretary of State of the applicable Person's state of incorporation as of a recent date and the applicable Person's Secretary or Assistant Secretary as of the Closing Date;

                    (f) good standing certificates for the Company and each Guarantor from the Secretary of State of (i) such Person's state of incorporation and (ii) in the case of the Company, each state in which an Approved Unencumbered Parcel is situated, evidencing that the Company is qualified to do business as a foreign corporation in said state as of a recent date, together with bringdown certificates by telex or telefacsimile dated the Closing Date;

                    (g) an opinion of counsel to the Company and the Guarantors acceptable to the Administrative Agent, addressed to the Administrative Agent, substantially in the form of Exhibit D;

                    (h) a certificate signed by a Responsible Officer, dated as of the Closing Date, stating that (i) the representations and warranties contained in Article 5 are true and correct on and as of such date, as though made on and as of such date; (ii) no Default or Event of Default exists or would result from the initial Loan; and (iii) there has occurred since December 31, 1997, no event or circumstance that could reasonably be expected to result in a Material Adverse Effect;

                    (i) a certified copy of the consolidated financial statements of the Company referred to in Section 5.11; and

                    (j) such other approvals, opinions or documents as the Administrative Agent may request.

                    4.2.2 Payment of Expenses. The Company shall have paid all costs, accrued and unpaid fees and expenses incurred by the Administrative Agent, to the extent then due and payable, on the Closing Date, including Attorney Costs incurred by the Administrative Agent, to the extent invoiced prior to or on the Closing Date, together with such additional amounts of Attorney Costs as shall constitute a reasonable estimate of Attorney Costs incurred or to be incurred through the closing proceedings, provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Administrative Agent, including any such costs, fees and expenses arising under or referenced in Section 10.4.

               4.3 Conditions to All Borrowings. The obligation of the Banks to make any Loan (including the initial Loan) is subject to the satisfaction of all of the following conditions precedent on the relevant borrowing date:

                    4.3.1 Availability. The aggregate outstanding principal amount of the Loans (including the Loans to be made pursuant to the contemplated Borrowing) does not exceed the Availability at such time, and the aggregate outstanding principal amount of the Working Capital Borrowings (including any Loans to be made to finance the Company's operations pursuant to the contemplated Borrowing) does not exceed the Working Capital Availability at such time.

                    4.3.2 Notice of Borrowing. The Administrative Agent shall have received a Borrowing Notice.

                    4.3.3   Continuation of Representations and
    Warranties. The representations and warranties made by the Company contained in Article 5 shall be true and correct on and as of such borrowing date with the same effect as if made on and as of such borrowing date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

                    4.3.4 No Existing Default. No Default or Event of Default shall exist or shall result from such Loan.

                    4.3.5 Further Assurances. The Company shall have executed and acknowledged (or caused to be executed and acknowledged) and delivered to the Administrative Agent all documents and taken all actions, reasonably required by the Administrative Agent or the Banks from time to time to confirm the rights created or now or hereafter intended to be created by the Loan Documents, or otherwise to carry out the purposes of the Loan Documents and the transactions contemplated thereunder.

    Each Borrowing Notice submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such Borrowing Notice and as of the date of each Loan, that the conditions in Section 4.3 are satisfied.

          5. Representations and Warranties. The Company represents and warrants to the Administrative Agent and each of the Banks that:

               5.1 Existence and Power. The Company and each of its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; and (b) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification. Each Permitted Partnership
    (c) is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its creation; and
    (d) is duly qualified as a foreign limited partnership, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification. The Company, each of its Subsidiaries and each Permitted Partnership (e) has the power and authority, and has obtained all governmental licenses, authorizations, consents and approvals needed, to own its assets, to carry on its business and to execute, deliver and perform its obligations under the Loan Documents to which it is a party; and (f) is in compliance with all Requirements of Law; except, in each case referred to in clause (b), clause (d) or clause (f), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

               5.2 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and any other Loan Document have been duly authorized by all necessary corporate action, and do not and will not:

                    (a) contravene the terms of any of the Company's Organization Documents;

                    (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its Property is subject; or

                    (c)  violate any Requirement of Law.

               5.3 Governmental Authorization. No approval, consent, exemption, authorization or other action by, or notice to or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement or any other Loan Document to which the Company is a party.

               5.4 Binding Effect. This Agreement and each other Loan Document constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

               5.5  Litigation.  Except as specifically disclosed in
    Schedule 5.5, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, any of its Subsidiaries or any Permitted Partnership, or any of their respective Properties, which (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby, or (b) if determined adversely to the Company, one or more of its Subsidiaries or one or more Permitted Partnerships would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

               5.6 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company. Neither the Company nor any of its Subsidiaries nor any Permitted Partnership is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.

               5.7 ERISA Compliance. Each Plan and Multi-employer Plan is in full compliance with applicable Requirements of Law, including ERISA, and no ERISA Events or accumulated funding deficiencies within the meaning of ERISA have occurred with respect to any Qualified Plan or Multi-employer Plan that, in the aggregate, could result in a Material Adverse Effect.

               5.8 Use of Proceeds; Margin Regulations. The proceeds of the Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Section 6.11, and are intended to be and shall be used in compliance with Section 7.6.

               5.9 Title to Properties. The Company, each of its Subsidiaries and each Permitted Partnership has good record and marketable title in fee simple to all real Property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the Property of the Company, its Subsidiaries and each Permitted Partnership is subject to no Liens that are not disclosed in the most recent financial statements delivered to the Administrative Agent other than Permitted Liens and, with respect to a Property other than an Approved Unencumbered Parcel
    (i) Liens securing the performance of obligations under recorded covenants, conditions and restrictions, easements or other agreements among adjoining landowners, and (ii) Liens securing purchase money financing of fixtures and equipment, or securing other indebtedness that in the aggregate does not exceed $100,000.

               5.10 Taxes. The Company, its Subsidiaries and each Permitted Partnership have filed all federal and other material tax returns and reports required to be filed, and have paid all federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their Properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP, and no Notice of Lien has been filed or recorded. There is no proposed tax assessment against the Company, any of its Subsidiaries or any Permitted Partnership that would, if the assessment were made, have a Material Adverse Effect.

               5.11 Financial Condition.

                    (a) The audited consolidated financial statements of the Company dated December 31, 1997, and the related consolidated statements of operations, shareholders' equity and cash flows for the quarter ended on that date:

               (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

               (ii) are complete, accurate and fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

               (iii)     except as specifically disclosed in
    Schedule 5.11, show all material Indebtedness and other liabilities, direct or contingent, of the Company and its consolidated subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

                    (b) Since December 31, 1997, there has been no Material Adverse Effect.

               5.12 Environmental Matters.

                    (a)  Except as specifically disclosed in
          Schedule 5.12, to the best knowledge of the Company the on-going operations of the Company, each of its Subsidiaries and each Permitted Partnership comply in all respects with all Environmental Laws, except such non-compliance which would not (if enforced in accordance with applicable law) result in liability in excess of $50,000 in the aggregate.

                    (b)  Except as specifically disclosed in
          Schedule 5.12, the Company, each of its Subsidiaries and each Permitted Partnership has obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") and necessary for its ordinary course operations, all such Environmental Permits are in good standing, and the Company, each of its Subsidiaries and each Permitted Partnership is in compliance with all material terms and conditions of such Environmental Permits.

                    (c)  Except as specifically disclosed in
          Schedule 5.12, none of the Company, any of its Subsidiaries, any Permitted Partnership or any of their respective present Property or operations is subject to any outstanding written order from, or agreement with, any Governmental Authority, or subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material.

                    (d)  Except as specifically disclosed in
          Schedule 5.12, to the best knowledge of the Company there are no Hazardous Materials or other conditions or circumstances existing with respect to any Parcel, or arising from operations of the Company, any of its Subsidiaries or any Permitted Partnership prior to the Closing Date, that would reasonably be expected to give rise to Environmental Claims with a potential liability of the Company and its Subsidiaries in excess of $50,000 in the aggregate for any such condition, circumstance or Parcel. In addition, (i) neither the Company nor any of its Subsidiaries nor any Permitted Partnership has any underground storage tanks
          (x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or disposing of Hazardous Materials off-site, and (ii) the Company, its Subsidiaries and each Permitted Partnership have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

               5.13 Regulated Entities. Neither the Company nor any Person controlling the Company is (a) an "Investment Company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute or regulation limiting its ability to incur Indebtedness.

               5.14 No Burdensome Restrictions. The Company is not a party to, or bound by, any Contractual Obligation, or subject to any charter or corporate restriction or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

               5.15 Solvency. The Company is Solvent, each of its Subsidiaries is Solvent and each Permitted Partnership is Solvent.

               5.16 Subsidiaries; Equity Investments. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 5.16, and has no equity investments in any (i) Permitted Partnership other than those specifically disclosed in part (b) of Schedule 5.16 or (ii) other corporation, partnership or other entity other than those specifically disclosed in part (c) of Schedule 5.16.

               5.17 Brokers; Transaction Fees. Neither the Company nor any of its Subsidiaries has any obligation to any Person in respect of any finder's, broker's or investment banker's fee in connection with the transactions contemplated hereby.

               5.18 Insurance. The Properties of the Company, its Subsidiaries and each Permitted Partnership are insured with financially sound and reputable insurance companies in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Properties in localities where the Company, such Subsidiary or such Permitted Partnership operates.

               5.19 Full Disclosure. None of the representations or warranties made by the Company or any of its Subsidiaries in the Loan Documents, as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any of its Subsidiaries in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

               5.20 Year 2000 Compliance. The Company is conducting a comprehensive review and assessment of the Company's computer applications and is making inquiry of the Company's key suppliers, vendors and customers with respect to the "year 2000 problem" (that is, the risk that computer applications may not be able properly to perform date-sensitive functions after December 31, 1999) and, based on this ongoing review and inquiry, the Company does not believe that the year 2000 problem will result in a Material Adverse Effect.

          6. Affirmative Covenants. The Company covenants and agrees that, so long as any Bank shall have any obligation hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Administrative Agent, on behalf of the Majority Banks, waives compliance in writing:

               6.1 Financial Statements. The Company shall deliver to each of the Banks, in form and detail satisfactory to the Administrative Agent:

                    (a) as soon as publicly available, but not later than 120 days after the end of each calendar year, a copy of the audited consolidated balance sheets of the Company and each unconsolidated Permitted Partnership as at the end of such year and the related consolidated statements of income, shareholders' equity and cash flows for such calendar year, setting forth in each case in comparative form the figures for the previous year, and accompanied by the opinion of a nationally recognized independent public accounting firm stating that such consolidated financial statements present fairly the financial positions of the Company and such Permitted Partnerships for the periods indicated in conformity with GAAP applied on a basis consistent with prior years;

                    (b) as soon as publicly available, but not later than 60 days after the end of each of the first three (3) calendar quarters of each year, a copy of the unaudited consolidated balance sheets of the Company and each unconsolidated Permitted Partnership as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, certified by an appropriate Responsible Officer as being complete and correct and fairly presenting the financial position and results of operations of the Company and such Permitted Partnerships in accordance with GAAP;

                    (c) as soon as available, but not later than 120 days after the end of each calendar year, rolling two-year consolidated cash flow projections for the Company and each unconsolidated Permitted Partnership, certified by an appropriate Responsible Officer of the Company as being complete and correct in all material respects; and

                    (d) not later than 45 days after the end of each calendar quarter of each year, a report in form and substance satisfactory to the Administrative Agent concerning the status of all development activity of the Company, each of its Subsidiaries and each Permitted Partnership, certified by an appropriate Responsible Officer of the Company as being complete and correct in all material respects.

               6.2 Certificates; Other Information. The Company shall furnish to the Administrative Agent, with sufficient copies for each
    Bank:

                    (a) as soon as available, but not later than 45 days after the end of each calendar quarter of each year, operating statements and rent rolls for each Approved Unencumbered Parcel, certified by an appropriate Responsible Officer as being complete and correct, together with any additional information relating to any such Approved Unencumbered Parcel reasonably requested by the Administrative Agent;

                    (b) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and (b) above, a certificate of a Responsible Officer in form and detail substantially similar to the certificate delivered to the Administrative Agent for the period ending March 31, 1998,
          (i) stating that, to the best of such officer's knowledge, the Company, during such period, has observed and performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified (by applicable subsection reference) in such certificate, and
          (ii) showing in detail the calculations supporting such statement in respect of Sections 2.7.2(a), 7.10, 7.11, 7.14, 7.15, 7.16 and
          7.17, (iii) listing the Approved Unencumbered Parcels and the Acquisition Cost of each such Approved Unencumbered Parcel,
          (iv) certifying that the Company will continue to maintain each Approved Unencumbered Parcel so long as any or all of the Acquisition Borrowing relating to such Approved Unencumbered Parcel remains outstanding, and (v) certifying that the Company has not granted a negative pledge covering any Approved Unencumbered Parcel to any other Person;

                    (c) promptly after the same are sent, copies of all financial statements and reports which the Company sends to its shareholders; and promptly after the same are filed (but in the case of the Company's (i) Form 10-K filing, in no event later than 120 days after the end of the calendar year to which it relates, and (ii) Form 10-Q filing, in no event later than 60 days after the end of the calendar quarter to which it relates), copies of all financial statements and regular, periodical or special reports which the Company may make to, or file with, the SEC or any successor or similar Governmental Authority; and

                    (d) promptly, such additional business, financial, corporate affairs and other information as the Administrative Agent may from time to time reasonably request.

               6.3 Notices. The Company shall promptly notify the Administrative Agent:

                    (a) upon, but in no event later than ten (10) days after, becoming aware of (i) the occurrence of any Default or Event of Default, and (ii) the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

                    (b) of (i) any breach or non-performance of, or any default under, any Contractual Obligation of the Company, any of its Subsidiaries or any Permitted Partnership which could result in a Material Adverse Effect; and (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Company or any of its Subsidiaries or any Permitted Partnership and any Governmental Authority;

                    (c)  of the commencement of, or any material
          development in, any litigation or proceeding affecting the Company, any Subsidiary of the Company or any Permitted Partnership (i) in which the amount of damages claimed is $500,000 or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document;

                    (d) upon, but in no event later than ten (10) days after, becoming aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Company, any Subsidiary of the Company or any Permitted Partnership or any of their respective Properties pursuant to any applicable Environmental Laws, (ii) all other Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of any real Property of the Company, any Subsidiary of the Company or any Permitted Partnership that could reasonably be anticipated to cause such Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such Property under any Environmental Laws;

                    (e) of any of the following ERISA events affecting the Company or any member of its Controlled Group (but in no event more than ten (10) days after such event), together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any member or its Controlled Group with respect to such event:

               (i)  an ERISA Event;

               (ii) the adoption of any new Plan that is subject to Title IV of ERISA or section 412 of the Code by any member of the Controlled Group;

               (iii) the adoption of any amendment to a Plan that is subject to Title IV of ERISA or section 412 of the Code, if such amendment results in a material increase in benefits or Unfunded Pension Liabilities; or

               (iv) the commencement of contributions by any member of the Controlled Group to any Plan that is subject to Title IV of ERISA or section 412 of the Code;

                    (f) any Material Adverse Effect subsequent to the date of the most recent audited financial statements of the Company delivered to the Administrative Agent pursuant to subsection 6.1(a);

                    (g) of any change in accounting policies or financial reporting practices by the Company, any of its Subsidiaries or any Permitted Partnership within ten (10) days of their adoption; and

                    (h) of any notice of redemption given with respect to any or all of the Company's preferred shares, within ten (10) days of the date of such notice.

    Each notice pursuant to this Section shall be accompanied by a written statement by a Responsible Officer of the Company setting forth details of the occurrence referred to therein, and stating what action the Company proposes to take with respect thereto and at what time. Each notice under subsection 6.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been breached or violated.

               6.4 Preservation of Corporate Existence, Etc. Subject to the provisions of Section 7.2, the Company shall, and shall cause each of its Subsidiaries and each Permitted Partnership to:

                    (a) preserve and maintain in full force and effect its corporate or partnership existence and good standing under the laws of its state or jurisdiction of incorporation;

                    (b) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business;

                    (c) use its reasonable efforts, in the Ordinary Course of Business, to preserve its business organization; and

                    (d) in the case of each Permitted Partnership, preserve and maintain in full force and effect, without amendment or modification, such Permitted Partnership's agreement of limited partnership and certificate of limited partnership, and otherwise at all times continue to satisfy all of the requirements set forth in the definition of the term "Permitted Partnership".

               6.5 Maintenance of Property. The Company shall maintain, and shall cause each of its Subsidiaries and each Permitted Partnership to maintain, and preserve all of its Property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

               6.6 Insurance. The Company shall maintain, and shall cause each of its Subsidiaries and each Permitted Partnership to maintain, with financially sound and reputable independent insurers, insurance with respect to its Properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including workers' compensation insurance, public liability insurance, property and casualty insurance and rental interruption insurance, the amount of which shall not be reduced by the Company, any Subsidiary of the Company or any Permitted Partnership in the absence of thirty (30) days' prior notice to the Administrative Agent. Upon request of the Administrative Agent, the Company shall furnish the Administrative Agent at reasonable intervals (but not more often than once per calendar year) a certificate of a Responsible Officer of the Company (and, if requested by the Administrative Agent any insurance broker for the Company) setting forth the nature and extent of all insurance maintained by the Company, its Subsidiaries and the Permitted Partnership in accordance with this Section 6.6 (and which, in the case of a certificate of a broker, were placed through such broker).

               6.7 Payment of Obligations. The Company shall, and shall cause its Subsidiaries and each Permitted Partnership to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

                    (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the imposition of a Lien on, or the forfeiture or sale of, any Property of the Company, any of its Subsidiaries or any Permitted Partnership) and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary or Permitted Partnership;

                    (b) all lawful claims which, if unpaid, would by law become a Lien upon its Property unless the same are being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the imposition of a Lien on, or the forfeiture or sale of, any Property of the Company, any of its Subsidiaries or any Permitted Partnership) and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary or Permitted Partnership; and

                    (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

               6.8 Compliance with Laws. The Company shall comply, and shall cause each of its Subsidiaries and each Permitted Partnership to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business or any of its Property, except such as may be contested in good faith or as to which a bona fide dispute may exist.

               6.9 Inspection of Property and Books and Records. The Company shall maintain, and shall cause each of its Subsidiaries and each Permitted Partnership to maintain, proper books of record and account in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiaries and Permitted Partnerships. The Company shall permit, and shall cause each of its Subsidiaries and each Permitted Partnership to permit, representatives of the Administrative Agent or any Bank to visit and inspect any of their respective Properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers and independent public accountants, all at the expense of the Company (which shall include all internal or outside legal and other consultant fees and other out-of-pocket expenses incurred by the Administrative Agent or any of the Banks in connection with any such inspection, but shall not include the Administrative Agent's or any Bank's normal overhead or employee costs of administering the Loans) and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, that when an Event of Default exists the Administrative Agent or any Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice. No actions by the Administrative Agent or any Bank pursuant to this Section 6.9 shall unreasonably interfere with (a) the performance by the Company's employees of their duties or (b) the occupancy of any of the Company's tenants.

               6.10 Environmental Laws. The Company shall, and shall cause each of its Subsidiaries and each Permitted Partnership to, conduct its operations and keep and maintain its Property in compliance with all Environmental Laws whose violation could, individually or in the aggregate, result in liability in excess of $250,000. Upon the written request of the Administrative Agent or any Bank, the Company shall submit, and cause each of its Subsidiaries and each Permitted Partnership to submit, to the Administrative Agent, with sufficient copies for each Bank, at the Company's sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to subsection 6.3(d), that could, individually or in the aggregate, result in liability in excess of $250,000.

               6.11 Use of Proceeds.  Subject to the provisions of
    Section 3.2(c), the Company shall use the proceeds of the Loans solely for the purpose of (i) facilitating the Company's acquisition of improved real property (subject to the provisions of Section 7.12), and (ii) financing the Company's operating expenses, including development activities (subject to the provisions of Sections 7.15 and 7.16).

               6.12 Solvency. The Company shall at all times be, and shall cause each of its Subsidiaries and each Permitted Partnership to be, Solvent.

               6.13 Further Assurances. Promptly upon request by the Administrative Agent, the Company shall (and shall cause any of its Subsidiaries or any Permitted Partnership to) do such further acts, and execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all deeds, conveyances, security agreements, deeds of trust, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments, as the Administrative Agent may reasonably require from time to time in order to (i) carry out more effectively the purposes of this Agreement or any other Loan Document, and (ii) better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Administrative Agent and the Banks the rights granted or now or hereafter intended to be granted to the Administrative Agent or the Banks under any Loan Document or under any other document executed in connection therewith.

          7. Negative Covenants. The Company hereby covenants and agrees that, so long as any Bank shall have any obligation hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Administrative Agent, on behalf of the Majority Banks, waives compliance in writing:

               7.1 Limitation on Liens. The Company shall not, and shall not suffer or permit any of its Subsidiaries or any Permitted Partnership to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of any Approved Unencumbered Parcel, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

                    (a) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.7, provided that no Notice of Lien has been filed or recorded; or

                    (b)  carriers', warehousemen's, mechanics',
          landlords', materialmen's, repairmen's or other similar Liens arising in the Ordinary Course of Business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto.

               7.2 Consolidations and Mergers. The Company shall not, and shall not suffer or permit any of its Subsidiaries or any Permitted Partnership to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

                    (a) any Subsidiary of the Company or any Permitted Partnership may merge with (i) the Company, provided that the Company shall be the continuing or surviving Person, or (ii) any one or more subsidiaries of the Company, provided that (A) if any transaction shall be between a Permitted Partnership and a Subsidiary, the Subsidiary shall be the continuing or surviving Person and (B) if any transaction shall be between a Subsidiary or any Permitted Partnership and a wholly-owned Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person; and

                    (b) any Subsidiary of the Company or any Permitted Partnership may sell all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or a wholly-owned Subsidiary of the Company;

    provided, however, that so long as the continuing or surviving Person remains liable for all of the Company's obligations to the Banks under the Loan Documents, the Administrative Agent and the Banks shall not unreasonably withhold their consent to any merger or consolidation of the Company or any of its Subsidiaries or any Permitted Partnership with or into any other Person.

               7.3 Loans and Investments. The Company shall not, and shall not suffer or permit any of its Subsidiaries or any Permitted Partnership to, make any advance, loan, extension of credit or capital contribution to any Person, including any Affiliate of the Company, or enter into any partnership, joint venture, limited liability company or similar entity with any non-Affiliate of the Company, except for
    (a) advances, loans, extensions of credit or capital contributions to Permitted Partnerships whose assets, in the aggregate, do not exceed twenty percent (20%) of the consolidated assets of the Company, its Subsidiaries and any Permitted Partnerships, (b) loans to tenants for tenant improvements in a maximum principal amount of $1,500,000 for any such loan, and (c) loans to employees of the Company to finance their purchase of Company stock, where such employee loans are reported on the Company's financial statements in a manner that does not affect the Company's total assets, total liabilities or net worth.

               7.4 Limitation on Indebtedness. The Company shall not, and shall not suffer or permit any of its Subsidiaries or any Permitted Partnership to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to any unsecured Indebtedness in an aggregate principal amount in excess of $2,500,000.00, except (a) accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the Ordinary Course of Business of the Company or such Subsidiary or Permitted Partnership in accordance with customary terms and paid within the specified time, and (b) a loan from the Company to Bedford Realty Partners, L.P., a California limited partnership, in a principal amount not to exceed $1,500,000.00.

               7.5 Transactions with Affiliates. The Company shall not, and shall not suffer or permit any of its Subsidiaries or any Permitted Partnership to, enter into any transaction with any Affiliate of the Company or of any such Subsidiary or Permitted Partnership, except (a) as expressly permitted by this Agreement, or
    (b) in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of the Company or such Subsidiary or Permitted Partnership; in each case (a) and (b), upon fair and reasonable terms no less favorable to the Company or such Subsidiary or Permitted Partnership than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary or Permitted Partnership .

               7.6 Use of Proceeds. The Company shall not, and shall not suffer or permit any of its Subsidiaries or any Permitted Partnership to, use any portion of the Loan proceeds, directly or indirectly,
    (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Securities and Exchange Act of 1934 or any regulations promulgated thereunder, or (v) to purchase or redeem any equity security (including any preferred shares) issued by the Company.

               7.7 Contingent Obligations. The Company shall not, and shall not suffer or permit any of its Subsidiaries or any Permitted Partnership to, create, incur, assume or suffer to exist any Contingent Obligations except (i) endorsements for collection or deposit in the Ordinary Course of Business or (ii) Guaranty
    Obligations for the benefit of the Banks.

               7.8 Creation of Subsidiaries. The Company shall not, and shall not suffer or permit any of its Subsidiaries or any Permitted Partnership to, (i) form any additional Subsidiaries other than wholly-owned Subsidiaries, or (ii) enter into any additional partnership, joint venture or similar business arrangement with any Person except a Permitted Partnership whose assets, when combined with the aggregate assets of all other Permitted Partnerships, do not exceed twenty percent (20%) of the consolidated assets of the Company and any Permitted Partnerships.

               7.9  Compliance with ERISA.   The Company shall not, and
    shall not suffer or permit any of its Subsidiaries to, (i) terminate any Plan subject to Title IV of ERISA so as to result in any material (in the opinion of the Administrative Agent) liability to the Company or any ERISA Affiliate, (ii) permit to exist any ERISA Event, or any other event or condition, which presents the risk of a material (in the opinion of the Administrative Agent) liability to any member of the Controlled Group, (iii) make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multi-employer Plan so as to result in any material (in the opinion of the Administrative Agent) liability to the Company or any ERISA Affiliate,
    (iv) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder which could result in any material (in the opinion of the Administrative Agent) liability to any member of the Controlled Group, or (v) permit the present value of all nonforfeitable accrued benefits under any Plan (using the actuarial assumptions utilized by the PBGC upon termination of a Plan) materially (in the opinion of the Administrative Agent) to exceed the fair market value of Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Plan.

               7.10 Debt to Gross Assets Ratio. The Company shall not at any time permit the ratio of (a) its total consolidated liabilities (including as liabilities the aggregate amount of all then-outstanding but undrawn letters of credit issued by BofA for the Company's account pursuant to the Secured Loan Agreement, all other Contingent Obligations of the Company and its consolidated subsidiaries, and all liabilities (including all Contingent Obligations) of unconsolidated Permitted Partnerships) to (b) its Gross Assets, to be greater than
    0.55 at any time.

               7.11 Debt Service Coverage Ratio. The Company shall not permit the ratio of (a) its Cash Flow to (b) its Covenant Debt Service at any time to be less than 1.50 at any time.

               7.12 Change in Business. The Company shall not, and shall not suffer or permit any of its Subsidiaries or any Permitted
    Partnership to, engage in any material line of business substantially different from those lines of business carried on by it on the date hereof.

               7.13 Accounting Changes. The Company shall not, and shall not suffer or permit any of its Subsidiaries or any Permitted Partnership to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any of its consolidated Subsidiaries or any Permitted Partnership.

               7.14 Limitation on Dividends. The Company shall not, during any fiscal quarter, declare or pay dividends to its shareholders (including the holders of any of its preferred shares) in an amount that would cause the aggregate amount of dividends paid to such shareholders during such fiscal quarter and the three (3) immediately preceding fiscal quarters to exceed ninety-five percent (95%) of the Company's Funds From Operations during the four (4) consecutive fiscal quarters immediately preceding the declaration date of any such dividend; provided, however, that the Company may declare or pay dividends to its shareholders (including the holders of any of its preferred shares) in any fiscal quarter in an amount that exceeds ninety-five percent (95%) of the Company's Funds From Operations during the fiscal quarter immediately preceding the declaration date of such dividend only to the extent necessary to preserve the Company's status as a real estate investment trust for federal income tax purposes; and provided further, however, that for the calendar quarter in which any equity offering is completed and the next two (2) consecutive calendar quarters, the Company may pay dividends to its shareholders that exceed, in the aggregate, the foregoing limitations so long as (i) the portion of such dividend payments that relate to the Company's common and preferred shares issued and outstanding prior to such equity offering satisfy the foregoing limitations, (ii) such dividend payments on any new issue of common stock do not exceed the rate at which the Company pays dividends on its other common stock and
    (iii) such dividend payments on any new issue of preferred stock do not exceed the minimum amount needed to pay the required dividend on such preferred stock.

               7.15 Development Activity. The Company shall not, and shall not permit any of its Subsidiaries or any Permitted Partnership to, engage in real estate development activity other than projects involving at any time aggregate acquisition, development and construction costs, determined on a GAAP basis before depreciation, not to exceed at any time an amount equal to twenty percent (20%) of the consolidated assets of the Company and any Permitted Partnerships at such time; provided, however, that no individual project shall involve at any time aggregate acquisition, development and construction costs, determined on a GAAP basis before depreciation, in excess of five percent (5%) of the amount of the consolidated assets of the Company and any Permitted Partnerships. For purposes of this Section 7.15, real estate development activity begins when the Company, any Subsidiary or any Permitted Partnership first incurs costs relating to a project, and ends when (i) such project has received a certificate of occupancy or equivalent approval for the shell and core and (ii) more than eighty percent (80%) of the net rentable area of such project is covered by signed leases with third-party tenants having remaining terms of three (3) years or longer.

               7.16 Undeveloped Land. The Company will not, and will not permit any of its Subsidiaries or any Permitted Partnership to, purchase undeveloped land that (a) is not Entitled Land, or (b) is encumbered by any Lien (other than a Lien for the benefit of (i) the Banks, or (ii) the seller of such undeveloped land to secure a nonrecourse obligation in an amount not to exceed the purchase price of such undeveloped land), or (c) causes the aggregate value of undeveloped land owned by the Company, its Subsidiaries and the Permitted Partnerships, determined on a GAAP basis, to exceed fifteen percent (15%) of the amount of the consolidated assets of the Company and any Permitted Partnerships.

               7.17 Tangible Net Worth. The Company shall not at any time permit its Tangible Net Worth to be less than the sum of (a) Two Hundred Ninety-four Million Four Hundred Sixty-two Thousand Dollars ($294,462,000.00) plus (b) seventy-five percent (75%) of the proceeds of any equity offering of the Company (net of the reasonable expenses of such equity offering) occurring after December 31, 1997.

          8.   Events of Default and Remedies.

               8.1 Event of Default. Any of the following shall constitute an Event of Default:

                    8.1.1   Non-Payment.  The Company fails to pay,
    (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within twenty (20) days after the same shall become due, any interest, fee or any other amount payable hereunder or pursuant to any other Loan Document; or

                    8.1.2   Representation or Warranty.  Any
    representation or warranty by the Company, any of its Subsidiaries or any Permitted Partnership made or deemed made in this Agreement or any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any of its Subsidiaries, any Permitted Partnership, or their respective Responsible Officers, furnished at any time under this Agreement or in or under any other Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                    8.1.3 Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in Sections 6.1, 6.2, 6.3, 6.6, 6.9, 7.10, 7.11 or 7.17; or

                    8.1.4 Other Defaults. The Company fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of twenty (20) days after the earlier of (i) the date upon which a Responsible Officer of the Company knew of such failure or (ii) the date upon which written notice thereof is given to the Company by the Administrative Agent; or

                    8.1.5 Cross-Default. Either (a) the Company fails to make any payment in respect of any recourse Indebtedness owed by the Company when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure, or
    (b) the occurrence of an "Event of Default" under and as defined in the Secured Loan Agreement; or

                    8.1.6 Insolvency; Voluntary Proceedings. The Company or any of its Subsidiaries or any Permitted Partnership or any Guarantor (i) ceases or fails to be Solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

                    8.1.7 Insolvency; Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company, any Subsidiary of the Company, any Permitted Partnership or any Guarantor, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any of its Subsidiaries' or any Permitted Partnership's or any Guarantor's Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) the Company or any of its Subsidiaries or any Permitted Partnership or any Guarantor admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any of its Subsidiaries or any Permitted Partnership or any Guarantor acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business; or

                    8.1.8 ERISA Plans. The occurrence of any one or more of the following events with respect to the Company, provided such event or events could reasonably be expected, in the judgment of the Administrative Agent, to subject the Company to any tax, penalty or liability (or any combination of the foregoing) which, in the aggregate, could have a material adverse effect on the financial condition of the Company with respect to a Plan:

                         (a) A Reportable Event shall occur with respect to a Plan which is, in the reasonable judgment of the Administrative Agent likely to result in the termination of such Plan for purposes of Title IV of ERISA; or

                         (b) Any Plan termination (or commencement of proceedings to terminate a Plan) or the Company's full or partial withdrawal from a Plan; or

                    8.1.9 Monetary Judgments. One or more final (non-interlocutory) judgments, orders or decrees shall be entered against the Company or any of its Subsidiaries or any Permitted Partnership or any Guarantor involving in the aggregate a liability (not fully covered by insurance) as to any single or related series of transactions, incidents or conditions of $1,000,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of sixty (60) days after the entry thereof; or

                    8.1.10 Adverse Change. There shall occur, or be reasonably likely to occur, a Material Adverse Effect that continues unremedied for a period of thirty (30) days after the earlier of
    (i) the date upon which a Responsible Officer of the Company knew or should have known of such Material Adverse Effect or (ii) the date upon which written notice thereof is given to the Company by the Bank; or

                    8.1.11 Management Changes. The Chairman of the Board or the chief executive officer of the Company resigns, is terminated or otherwise ceases to act for any reason, and such officer of the Company is not replaced with a person reasonably satisfactory to the Majority Banks within six (6) months after he ceases to hold such position.

                    8.1.12 Preferred Dividend Defaults. The Company fails to pay in full any two (2) consecutive quarterly dividend payments owing to holders of the Company's preferred shares.

                    8.1.13 Early Termination of a Specified Swap Contract. There occurs under any Specified Swap Contract an Early Termination Date (as defined in such Specified Swap Contract) resulting from (i) any event of default under such Specified Swap Contract as to which the Company is the Defaulting Party (as defined in such Specified Swap Contract) or (ii) any Termination Event (as defined in such Specified Swap Contract) as to which the Company is an Affected Party (as defined in such Specified Swap Contract), the occurrence of such Early Termination Date gives rise to a monetary obligation owing from the Company to the Swap Provider under the Specified Swap Contract, and the Company fails to pay such monetary obligation within five (5) days of such Swap Provider's demand.

               8.2 Remedies. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Banks:

                    8.2.1 Termination of Commitment to Lend. Declare the commitment of each Bank to make Loans to be terminated, whereupon such commitment shall forthwith be terminated; and

                    8.2.2 Acceleration of Loans. Declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

                    8.2.3 Exercise of Rights and Remedies. Exercise all rights and remedies available to it under the Loan Documents or applicable law; provided, however, that upon the occurrence of any event specified in subsections 8.1.6 or 8.1.7 above (in the case of clause (i) of subsection 8.1.7 upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans shall automatically terminate, and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Bank;

    provided, however, that upon the occurrence of an Event of Default under Section 8.1.12, the Administrative Agent may not exercise any of its remedies under Sections 8.2.2 or 8.2.3 until the earlier of
    (i) the first date on which a notice of redemption is given with respect to any or all of the Company's preferred shares and
    (ii) ninety (90) days after the occurrence of such Event of Default, unless the Company cures such Event of Default during such ninety (90) day period.

               8.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

               8.4 Specified Swap Contract Remedies. Notwithstanding any contrary provision of this Article 8 (other than Section 8.5), but subject to the provisions of Section 8.5, each Swap Provider shall have with respect to any Specified Swap Contract of such Swap Provider the right, to the extent so provided in the applicable Specified Swap Contract or any master agreement relating thereto, and after notice to the Administrative Agent, but without the approval or consent of the Administrative Agent or the other Banks, to (a) declare an event of default, termination event or other similar event thereunder and to create an Early Termination Date, and (b) to determine net termination amounts in accordance with the terms of such Specified Swap Contract and to set-off amounts between Specified Swap Contracts.
               8.5  Subordination of Swap Obligations.

                    8.5.1 Each Swap Provider agrees that (a) any and all present and future obligations or liabilities of the Company to a Swap Provider under any Specified Swap Contract, whether fixed or contingent, matured or unmatured, or liquidated or unliquidated, including any net termination amounts payable to the Swap Provider under any such Specified Swap Contract (collectively, the "Specified Swap Obligations"), shall be at all times junior and subordinate to the Obligations, including any claim for interest or expenses accruing after the commencement of an Insolvency Proceeding by or against the Company, and (b) all of the Specified Swap Obligations owing from the Company to each Swap Provider shall have the same priority, and each Swap Provider shall share equally and ratably (based on the relative amounts of the Specified Swap Obligations owing from the Company to each such Swap Provider) in any payment from the Company after all of the Obligations have been paid or otherwise satisfied in full and the obligations of the Banks to make Loans hereunder have been terminated.

                    8.5.2 Notwithstanding any contrary provision of any Specified Swap Contract, upon the occurrence of any event of default, a Termination Event or an Early Termination Date under a Specified Swap Contract, the Swap Provider shall have no right to exercise any of its rights or remedies against the Company under the Specified Swap Contract, and the Swap Provider's sole rights and remedies against the Company shall be limited to those of a "Bank" under the Loan Documents. In particular, a Swap Provider shall have no right to commence or prosecute any action against the Company under the Specified Swap Contract or to set off against any deposit account of the Company with the Swap Provider. Upon the occurrence and during the continuance of any Event of Default, any payment by the Company to a Swap Provider pursuant to a Specified Swap Contract, including any payment on any claim filed by such Swap Provider in any Insolvency Proceeding commenced by or against the Company, shall be considered to be a payment on account of the Obligations that is subject to the provisions of Section 2.13, until all of the Obligations have been paid or otherwise satisfied in full, and shall thereafter be considered to be a payment on account of all of the Specified Swap Obligations, and shall be shared by all of the Swap Providers pursuant to this Section 8.5 in the manner set forth in Section 2.13. Each Swap Provider agrees that the provisions of this Section 8.5.2 relating to restrictions on the exercise of remedies shall not apply to BofA acting in its capacity as Administrative Agent for the Banks.

                    8.5.3 Upon the occurrence of an Event of Default, including an Event of Default under Section 8.1.13, any amounts collected from the Company shall first be applied to the Obligations, until all of the Obligations have been paid or otherwise satisfied in full, and then to the Specified Swap Obligations, until all of the Specified Swap Obligations have been paid or otherwise satisfied in full.

                    8.5.4 Each Swap Provider agrees that its issuance of a Specified Swap Contract shall not alter any of its rights, duties or liabilities, or the rights, duties or liabilities of the Administrative Agent or any other Bank, under the Loan Documents, and each Swap Provider agrees that the Administrative Agent's or any Bank's exercise of any of its rights under the Loan Documents, with or without the consent of such Swap Provider, shall not alter, waive or otherwise prejudice the Administrative Agent's or any Bank's rights with respect to such Swap Provider under this Section 8.5.

                    8.5.5 The provisions of this Section 8.5 shall survive the full repayment or satisfaction of the Obligations, and shall continue in force until all of the Specified Swap Obligations owing from the Company to each Swap Provider have been paid or otherwise satisfied in full.

          9.   The Administrative Agent.

               9.1 Appointment and Authorization of the Administrative Agent. Each Bank hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document, and to exercise such powers and perform such duties, as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto and as further provided in the Co-Lender Agreement described below.

               9.2 The Administrative Agent's Powers. Subject to the limitations set forth in the Loan Documents and Co-Lender Agreement, the Administrative Agent's powers include but are not limited to the power: (a) to administer, manage and service the Loans; (b) to enforce the Loan Documents; (c) to make all decisions under the Loan Documents in connection with the day-to-day administration of the Loans, any inspections required by the Loan Documents, and other routine administration and servicing matters; (d) to collect and receive from the Company or any third persons all payments of amounts due under the terms of the Loan Documents and to distribute the amounts thereof to the Banks; (e) to collect and distribute or disburse all other amounts due under the Loan Documents; (f) to grant or withhold consents, approvals or waivers, and make any other determinations in connection with the Loan Documents; and (g) to exercise all such powers as are incidental to any of the foregoing matters. The Administrative Agent shall furnish to the Banks copies of material documents, including confidential ones, received from the Company regarding the Loans, the Loan Documents and the transactions contemplated thereby. The Administrative Agent shall have no responsibility with respect to the authenticity, validity, accuracy or completeness of the information provided.

               9.3 Limitation on the Administrative Agent's Duties. Notwithstanding any contrary provision of any Loan Document, the Administrative Agent shall not have any duties or responsibilities except those expressly set forth in the Loan Documents or the Co-Lender Agreement, nor shall the Administrative Agent have any fiduciary relationship with any Bank, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement, any other Loan Document or the Co-Lender Agreement against the Administrative Agent.

               9.4 Acknowledgment of Co-Lender Agreement. The Company acknowledges that the Banks have executed a Co-Lender Agreement to supplement the Loan Documents with respect to the relationship of the Banks and the Administrative Agent among themselves in connection with the Loans. The Co-Lender Agreement is not a Loan Document.

               9.5 Co-Agents. None of the Banks identified on the face page or the signature pages of this Agreement as a "Co-Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement or the other Loan Documents other than those applicable to all Banks as such.

               9.6 Successor Administrative Agent and Co-Agents. The Administrative Agent or any Co-Agent may, and at the request of the Majority Banks shall, resign as Administrative Agent or Co-Agent, as the case may be, upon thirty (30) days' notice to the Banks. If the Administrative Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor administrative agent. If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks, a successor administrative agent which would qualify as an Eligible Assignee. If a Co-Agent resigns under this Agreement, the Administrative Agent shall elect either (a) to assume the rights and obligations, if any, of such Co-Agent, and thereupon all references to such Co-Agent shall be deemed references to the Administrative Agent, or (b) to appoint a successor Co-Agent from among the Banks. Upon its acceptance of the appointment as successor administrative agent or co-agent hereunder, as the case may be, such successor shall succeed to all of the rights, powers and duties of the retiring Administrative Agent or Co-Agent, as the case may be, the term "Administrative Agent" or "Co-Agent", as the case may be, shall mean such successor, and the appointment, powers and duties of such retiring Administrative Agent or Co-Agent, as the case may be, shall terminate. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Agreement regarding payment of costs and expenses and indemnification of the Administrative Agent shall inure to its benefit as to any actions that such retiring Administrative Agent took or omitted to take while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Banks appoint a successor administrative agent in the manner set forth above. Upon replacement of the Administrative Agent as provided in this Agreement, the former Administrative Agent shall promptly deliver to the new Administrative Agent copies of any books, records and documents related to the Loans and any collateral to which the Banks are entitled and which is then in the former Administrative Agent's possession.

          10.  Miscellaneous.

               10.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any of its Subsidiaries therefrom, shall be effective unless the same shall be in writing and signed by the Administrative Agent at the written request of the Majority Banks, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided however, that no such amendment or waiver shall do any of the following unless it is in writing and signed by the Administrative Agent at the written request of all the Banks:

                    (a)  Increase the Commitment of any Bank;

                    (b) Postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any one of them) hereunder or under any other Loan Document;

                    (c) Reduce the rate of interest or any fees or other amounts payable in connection with the Loan;

                    (d) Change the voting percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Banks, or any of them, to take any action hereunder;

                    (e) Amend this or any provision requiring consent of all Banks for action by the Banks or the Administrative Agent;

                    (f) Discharge the Company or any guarantor, except as otherwise may be provided in the Loan Documents or except where the consent of only the Majority Banks is expressly required by any Loan Document;

                    (g)  Amend Section 7.10, Section 7.11, Section 7.15,
          Section 7.16, Section 7.17 or Section 8 of the Loan Agreement.

               10.2 Notices.

                    (a) All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, facsimile transmission) and mailed (by certified mail, postage prepaid, return receipt requested), delivered or telecopied to the address or number specified for notices on the applicable signature page hereof, or to such other address as shall be designated by such party in a written notice to the other parties.

                    (b) All such notices and communications shall, when transmitted by overnight delivery or telecopied by facsimile, be effective when delivered for overnight delivery or transmitted by telecopier, respectively, or if delivered, upon delivery, except that notices pursuant to Article 2 shall not be effective until actually received by the Administrative Agent. All notices and communications telecopied by facsimile will also be mailed by ordinary first class mail, postage prepaid. All such notices and communications delivered by mail shall be effective upon the earlier of (i) two (2) Business Days after deposit in the United States mail, or (ii) actual receipt, as evidenced by the return receipt.

                    (c) The Company acknowledges and agrees that any agreement of the Administrative Agent at Article 2 herein to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the Company. The Administrative Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice, and the Administrative Agent and the Banks shall not have any liability to the Company or any other Person on account of any action taken or not taken by the Administrative Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Administrative Agent or the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent or the Banks of a confirmation which is at variance with the terms understood by the Administrative Agent or the Banks to be contained in the telephonic or facsimile notice.

               10.3 No Waiver; Cumulative Remedies. No failure on the part of the Administrative Agent or any Bank in exercising, and no delay in its exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

               10.4 Costs and Expenses. The Company shall, whether or not the transactions contemplated hereby shall be consummated:

                    (a) pay or reimburse the Administrative Agent within fifteen (15) Business Days after demand (subject to subsection 4.2.2) for all costs and expenses incurred by them in connection with the development, preparation, delivery, administration (other than normal overhead costs of administering the Loans) and execution of, and any amendment, supplement, waiver or modification to, this Agreement, any other Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including Attorney Costs incurred by BofA (including in its capacity as the Administrative Agent) with respect thereto;

                    (b) pay or reimburse the Administrative Agent within fifteen (15) Business Days after demand (subject to subsection 4.2.2) for all costs and expenses incurred in connection with the enforcement, attempted enforcement or preservation of any rights or remedies (including in connection with any workout or restructuring regarding the Loans) under this Agreement, any other Loan Document, and any such other documents, including Attorney Costs incurred by the Administrative Agent; and

                    (c) pay or reimburse BofA (including in its capacity as the Administrative Agent) within thirty (30) days after demand (subject to subsection 4.2.2) for all appraisal (including the allocated cost of internal appraisal services), audit, environmental inspection and review (including the allocated cost of such internal services), search and filing costs, fees and expenses incurred or sustained by BofA (including in its capacity as the Administrative Agent) in connection with the matters referred to under paragraphs (a) and (b) of this Section.

               10.5 Indemnity. Whether or not the transactions contemplated hereby shall be consummated, the Company shall pay, indemnify, and hold the Agent-Related Persons, and each Bank and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs) of any kind or nature whatsoever which may be incurred by or asserted against any such Indemnified Person arising out of relating to the execution, delivery, enforcement, performance or administration of this Agreement or any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding related to this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising solely from the negligence or willful misconduct of such Indemnified Person. The obligations in this Section 10.5 shall survive payment or satisfaction of all other Obligations. At the election of any Indemnified Person, the Company shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of the Company. All amounts owing under this Section 10.5 shall be paid within thirty (30) days after demand.

               10.6 Marshaling; Payments Set Aside. Neither the Administrative Agent not the Banks shall be under any obligation to marshal any assets in favor of the Company or any other Person, including any Swap Provider, or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment or payments to the Administrative Agent or the Banks, or the Administrative Agent or the Banks enforce their Liens, and such payment or payments or the proceeds of such enforcement or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party in connection with any Insolvency Proceeding, or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement had not occurred.

               10.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Bank.

               10.8 Assignments, Participations, Confidentiality.

                    10.8.1 Assignments. Each Bank may at any time assign and delegate to one or more Eligible Assignees (each, an "Assignee") with the written consent of the Company, which consent shall not be unreasonably withheld (provided that no written consent of the Company shall be required (a) after the occurrence and during the continuance of an Event of Default or (b) in connection with any assignment and delegation to an Affiliate of such Bank), all of the Loans, the Commitment and the other rights and obligations of such Bank hereunder and under the other Loan Documents; provided, however, that any Bank that is or becomes a party to this Agreement from time to time shall at all times retain an interest in the Loans, the Commitment and the other rights and obligations of a Bank hereunder in an amount that bears the same proportion to the interests of all Banks hereunder as such Bank retains in the loans, commitments and other rights and obligations of a bank under the Secured Loan Agreement; provided further, however, that the Company may continue to deal solely and directly with the assignor Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, substantially in the form of Schedule 1 to the attached Exhibit F, shall have been given to the Company and the Administrative Agent by such Bank and the Assignee, (ii) such Bank and its Assignee shall have delivered to the Administrative Agent and the Company an Assignment and Assumption Agreement substantially in the form of the attached Exhibit F ("Assignment and Assumption Agreement") (together with any Note(s) subject to such assignment), and (iii) the Assignee shall have paid to the Administrative Agent a processing fee in the amount of $2,500. In the event that the Company elects to permanently reduce the Maximum Commitment Amount pursuant to Section 2.6, the minimum required hold amounts and the minimum amount of any assignment of a Bank's interest in the Loans, the Commitment and the other rights and obligations of such Bank hereunder and under the other Loan Documents shall be reduced pro rata.

                    10.8.2 Effect of Assignment. From and after the date on which the Administrative Agent notifies the assigning Bank that all conditions and requirements of the assignment have been met, then to the extent that rights and obligations hereunder have been assigned (a) the Assignee thereunder shall be a party hereto and shall have the rights and obligations of a Bank under the Loan Documents and the Co-Lender Agreement, (b) the assigning Bank shall relinquish such assigned rights and be released from such assigned obligations under the Loan Documents, (c) this Agreement shall be deemed to be amended to the extent necessary to reflect the addition of the Assignee and the resulting adjustment of the Pro Rata Shares of the Loans arising therefrom, and (d) the Pro Rata Share allocated to an Assignee shall reduce the Pro Rata Share of the assigning Bank.

                    10.8.3 Participations. Subject to the limitations set forth in Section 10.8.1, which apply equally to participations and assignments, any Bank (the "originating Bank") may at any time sell to one or more Persons that are not Affiliates of the Company (each, a "Participant") participating interests in any Loans, the Commitment and the other interests of such originating Bank hereunder and under the other Loan Documents; provided, however, that (a) the originating Bank's obligations under this Agreement shall remain unchanged,
    (b) the originating Bank shall remain solely responsible for the performance of such obligations, (c) the Company and the Administrative Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents,
    (d) the Participant shall, together with the originating Bank, be entitled to the non-exclusive protections of Sections 3.1 and 3.3 as though it were also the originating Bank hereunder, and (e) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment, consent or waiver with respect to any Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks. A Participant shall not have any rights under the Loan Documents or the Co-Lender Agreement, and all amounts payable by the Company hereunder shall be determined as if the originating Bank had not sold such participation.

                    10.8.4   Pledge to Federal Reserve Bank.
    Notwithstanding any other provision, a Bank may pledge its interest in the Commitment, in the Loans and under the Loan Documents in favor of any Federal Reserve Bank in accordance with Federal law.

                    10.8.5 Confidentiality. Each Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to it by the Company or any Subsidiary of the Company in connection with this Agreement or any other Loan Document, and the Banks and any of its Affiliates shall not use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement, except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by such Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company (provided that such source is not bound by a confidentiality agreement with the Company known to such Bank); provided, however, that such Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; and (D) to such Bank's independent auditors and other professional advisors. Notwithstanding the foregoing, the Company authorizes each Bank to disclose to any Participant or Assignee (each, a "Transferee"), and to any prospective Transferee, such financial and other information in such Bank's possession concerning the Company or its Subsidiaries which has been delivered to such Bank pursuant to this Agreement or which has been delivered to such Bank by the Company in connection with the Bank's credit evaluation of the Company prior to entering into this Agreement; provided that, unless otherwise agreed by the Company, such Transferee agrees in writing with such Bank to keep such information confidential to the same extent required of such Bank hereunder.

               10.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

               10.10 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

               10.11 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Administrative Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person (other than an Indemnified Person under Section 10.5) shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. The Administrative Agent shall have no obligation to any Person not a party to this Agreement or other Loan Documents.

               10.12 Time. Time is of the essence as to each term or provision of this Agreement and each of the other Loan Documents.

               10.13 Governing Law. This Agreement and the Revolving Notes shall be governed by, and construed in accordance with, the laws of the State of California (without regard to conflicts of law rules); provided that the Administrative Agent and the Banks shall retain all rights arising under federal law.

               10.14   Arbitration; Reference.

                    (a) Mandatory Arbitration. Any controversy or claim between or among the parties, including but not limited to those arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

                    (b) Real Property Collateral. Notwithstanding the provisions of subparagraph 10.14(a), no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or relates to an obligation to the Banks which is secured by real property collateral. If all parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in subparagraph 10.14(c).

                    (c) Judicial Reference. At the request of any party, a controversy or claim which is not submitted to arbitration as provided and limited in subparagraphs 10.14(a) and 10.14(b) shall be determined by a reference in accordance with California Code of Civil Procedure Section 638 et seq. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

                    (d) Provisional Remedies, Self-Help and Foreclosure. No provision of this Section 10.14 shall limit the right of any party to this Agreement to exercise self-help remedies such as set-off, foreclosure against or sale of any real or personal property collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At Bank's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of a power of sale under the deed of trust or mortgage or by judicial foreclosure.

               10.15 Notice of Claims; Claims Bar. THE COMPANY HEREBY AGREES THAT IT SHALL GIVE PROMPT WRITTEN NOTICE OF ANY CLAIM OR CAUSE OF ACTION IT BELIEVES IT HAS, OR MAY SEEK TO ASSERT OR ALLEGE, AGAINST THE BANK, WHETHER SUCH CLAIM IS BASED IN LAW OR EQUITY, ARISING UNDER OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR TO THE LOANS, OR ANY ACT OR OMISSION TO ACT BY THE ADMINISTRATIVE AGENT OR ANY BANK WITH RESPECT HERETO OR THERETO, AND THAT IF IT SHALL FAIL TO GIVE SUCH PROMPT NOTICE TO THE ADMINISTRATIVE AGENT OR SUCH BANK WITH REGARD TO ANY SUCH CLAIM OR CAUSE OF ACTION, IT SHALL BE DEEMED TO HAVE WAIVED, AND SHALL BE FOREVER BARRED FROM BRINGING OR ASSERTING, SUCH CLAIM OR CAUSE OF ACTION IN ANY SUIT, ACTION OR PROCEEDING IN ANY COURT OR BEFORE ANY GOVERNMENTAL AGENCY.

               10.16 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire Agreement and understanding among the Company, on the one hand, and the Administrative Agent and the Banks, on the other, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except for any prior arrangements made with respect to the payment by the Company of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Administrative Agent or any of the Banks.

               10.17 Interpretation. This Agreement is the result of negotiations between, and has been reviewed by counsel to, the Company and the Administrative Agent, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Administrative Agent or the Banks merely because of their involvement in the preparation of such documents and agreements.

               10.18 Existing Approved Unencumbered Parcels. The Administrative Agent and each Bank acknowledges that, as of the date of this Agreement, each of the Parcels identified on Exhibit E is an Approved Unencumbered Parcel having the Acquisition Cost set forth therein.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

    "Company"

    BEDFORD PROPERTY INVESTORS, INC.,
    a Maryland corporation


    By               /s/Peter B. Bedford
                      Peter B. Bedford
                    Chairman and
                     Chief Executive Officer

    Notice Address:

    270 Lafayette Circle
    Lafayette, California 94549
    Attention:  Peter B. Bedford
    Telephone No.:  (510) 283-8910
    Telecopier No.:  (510) 283-5697

    "Administrative Agent"

    BANK OF AMERICA NATIONAL TRUST
    AND SAVINGS ASSOCIATION, as Administrative Agent


    By         /s/ Mark Gregor-Pearse

                  Mark Gregor-Pearse, Vice President
                    [Printed Name and Title]

    Notice Address:

    50 California Street, 11th Floor
    San Francisco, California 94111
    Attention:  Mark Gregor-Pearse
    Telephone No.:  (415) 445-4150
    Telecopier No.:  (415) 445-4154


    "Banks"

    BANK OF AMERICA NATIONAL TRUST
    AND SAVINGS ASSOCIATION


    By         /s/ Mark Gregor-Pearse

                  Mark Gregor-Pearse, Vice President
                    [Printed Name and Title]

    Commitment:  $21,428,570.50

    Lending Office/Notice Address:

    50 California Street, 11th Floor
    San Francisco, California 94111
    Attention:  Mark Gregor-Pearse
    Telephone No.:  (415) 445-4150
    Telecopier No.:  (415) 445-4154

    SANWA BANK CALIFORNIA,
    a California corporation


    By                 /s/Pamela DuChesne
                        Pamela DuChesne
                         Vice President

    Commitment:  $7,142,857.00

    Lending Office/Notice Address:

    4041 MacArthur Boulevard
    Newport Beach, CA 92660
    Attention:  Pamela DuChesne
    Telephone No.:  (714) 622-6021
    Telecopier No.:  (714) 852-1510


    THE FIRST NATIONAL BANK OF CHICAGO


    By                /s/ Michael A. Parisi
                       Michael A. Parisi
                   Corporate Banking Officer

    Commitment:  $10,000,000.00

    Lending Office/Notice Address:

    One First National Plaza, Suite 0315
    Chicago, Illinois 60670
    Attention:  Rebecca McCloskey
    Telephone No.:  (312) 732-1077
    Telecopier No.:  (312) 732-1117

 UNION BANK OF CALIFORNIA, N.A.


    By        /s/David B. Murphy

                David B. Murphy, Vice President
                    [Printed Name and Title]

    Lending Office/Notice Address:

    Commitment:  $11,428,571.50

    350 California Street, 7th Floor
    San Francisco, California 94104
    Attention:  David B. Murphy
    Telephone No.:  (415) 705-7329
    Telecopier No.:  (415) 433-7438

                           REVOLVING NOTE
                              (Unsecured)

    $21,428,570.50                        San Francisco, California
                                                      June 15, 1998

               FOR VALUE RECEIVED, BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation (the "Company"), promises to pay to the order of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "Bank"), at the offices of Bank of America National Trust and Savings Association, Administrative Agent for the Bank, at 50 California Street, 11th Floor (Unit 8940), San Francisco, California 94111, or at such other place as the Bank may designate from time to time, the sum of Twenty-One Million Four Hundred Twenty-Eight Thousand Five Hundred Seventy Dollars and Fifty Cents ($21,428,570.50), or the aggregate unpaid principal amount outstanding hereunder, whichever may be the lesser, in immediately available funds and lawful money of the United States of America.

               Interest shall accrue on amounts outstanding hereunder in accordance with that certain Amended and Restated Unsecured Credit Agreement dated as of June 15, 1998 (the "Agreement") among the Company, the Banks party thereto and Bank of America National Trust and Savings Association, as Administrative Agent for the Banks. (Capitalized term used in this Revolving Note and not defined herein shall have the meanings given to them in the Agreement.) Pursuant thereto, interest shall accrue on amounts outstanding hereunder from time to time: (a) at a fluctuating rate equal to 0.25% per annum above the Reference Rate; or (b) at the Company's option, subject to the terms of the Agreement, at a rate equal to 1.75% per annum above the applicable Offshore Rate. A change in the interest rate for Reference Rate Loans shall take effect on the day specified in the public announcement of the change in the Reference Rate. Interest shall be computed on the basis of a 360-day year and actual days elapsed. Interest shall become due and payable in accordance with the terms of the Agreement.

               Subject to the provisions of Section 2.7 of the Agreement, all unpaid principal and interest outstanding hereunder shall be due and payable on June 1, 2001; provided that prepayments of principal shall be made as provided in the Agreement.

               This Revolving Note is the Revolving Note referred to in the Agreement, and is issued in conjunction with, and is entitled to all of the rights, benefits and privileges provided in, the Agreement, as now existing or as the same may from time to time be supplemented, modified or amended. The Agreement, among other things, provides that amounts outstanding hereunder from time to time may be repaid pursuant to the Agreement and reborrowed from time to time pursuant to the Agreement, and contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

               The Bank may endorse on the schedule annexed to this Revolving Note the date, amount and maturity of each Loan that it makes pursuant to the Agreement, the purpose of the Loan, the amount of each payment of principal that the Company makes with respect thereto and the source of the funds from which each principal payment is made. The Company irrevocably authorizes the Bank to endorse this Revolving Note, and the Bank's record shall be conclusive absent manifest error; provided, however, that the Bank's failure to make, or its error in making, a notation on the attached schedule with respect to any Loan shall not limit or otherwise affect the Company's obligations to the Bank hereunder or under the Agreement.

               The Company waives presentment, demand, protest, notice of protest, notice of nonpayment or dishonor and all other notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Note. Time is of the essence hereof.

               This Revolving Note has been executed by the undersigned in the State of California, and shall be governed by, and construed in accordance with, the laws of the State of California.

    BEDFORD PROPERTY INVESTORS, INC.,
    a Maryland corporation


    By             /s/ Peter B. Bedford
                   Peter B. Bedford
                  Chairman and
                Chief Executive Officer

                       REVOLVING NOTE
                         (Unsecured)

    $11,428,571.50                San Francisco, California
                                              June 15, 1998

               FOR VALUE RECEIVED, BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation (the "Company"), promises to pay to the order of UNION BANK OF CALIFORNIA, N.A. (the "Bank"), at the offices of Bank of America National Trust and Savings Association, Administrative Agent for the Bank, at 50 California Street, 11th Floor (Unit 8940),
    San Francisco, California 94111, or at such other place as the Bank may designate from time to time, the sum of Eleven Million Four Hundred Twenty-Eight Thousand Five Hundred Seventy-One Dollar and Fifty Cents ($ 11,428,571.50), or the aggregate unpaid principal amount outstanding hereunder, whichever may be the lesser, in immediately available funds and lawful money of the United States of America.

               Interest shall accrue on amounts outstanding hereunder in accordance with that certain Amended and Restated Unsecured Credit Agreement dated as of June 15, 1998 (the "Agreement") among the Company, the Banks party thereto and Bank of America National Trust and Savings Association, as Administrative Agent for the Banks. (Capitalized term used in this Revolving Note and not defined herein shall have the meanings given to them in the Agreement.) Pursuant thereto, interest shall accrue on amounts outstanding hereunder from time to time: (a) at a fluctuating rate equal to 0.25% per annum above the Reference Rate; or (b) at the Company's option, subject to the terms of the Agreement, at a rate equal to 1.75% per annum above the applicable Offshore Rate. A change in the interest rate for Reference Rate Loans shall take effect on the day specified in the public announcement of the change in the Reference Rate. Interest shall be computed on the basis of a 360-day year and actual days elapsed. Interest shall become due and payable in accordance with the terms of the Agreement.

               Subject to the provisions of Section 2.7 of the Agreement, all unpaid principal and interest outstanding hereunder shall be due and payable on June 1, 2001; provided that prepayments of principal shall be made as provided in the Agreement.

               This Revolving Note is the Revolving Note referred to in the Agreement, and is issued in conjunction with, and is entitled to all of the rights, benefits and privileges provided in, the Agreement, as now existing or as the same may from time to time be supplemented, modified or amended. The Agreement, among other things, provides that amounts outstanding hereunder from time to time may be repaid pursuant to the Agreement and reborrowed from time to time pursuant to the Agreement, and contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

               The Bank may endorse on the schedule annexed to this Revolving Note the date, amount and maturity of each Loan that it makes pursuant to the Agreement, the purpose of the Loan, the amount of each payment of principal that the Company makes with respect thereto and the source of the funds from which each principal payment is made. The Company irrevocably authorizes the Bank to endorse this Revolving Note, and the Bank's record shall be conclusive absent manifest error; provided, however, that the Bank's failure to make, or its error in making, a notation on the attached schedule with respect to any Loan shall not limit or otherwise affect the Company's obligations to the Bank hereunder or under the Agreement.

               The Company waives presentment, demand, protest, notice of protest, notice of nonpayment or dishonor and all other notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Note. Time is of the essence hereof.

               This Revolving Note has been executed by the undersigned in the State of California, and shall be governed by, and construed in accordance with, the laws of the State of California.

    BEDFORD PROPERTY INVESTORS, INC.,
    a Maryland corporation


    By        /s/ Peter B. Bedford
               Peter B. Bedford
                  Chairman and
                Chief Executive Officer

                       REVOLVING NOTE
                         (Unsecured)

    $10,000,000.00                San Francisco, California
                                              June 15, 1998

               FOR VALUE RECEIVED, BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation (the "Company"), promises to pay to the order of THE FIRST NATIONAL BANK OF CHICAGO (the "Bank"), at the offices of Bank of America National Trust and Savings Association, Administrative Agent for the Bank, at 50 California Street, 11th Floor (Unit 8940), San Francisco, California 94111, or at such other place as the Bank may designate from time to time, the sum of Ten Million Dollars and No Cents ($ 10,000,000.00), or the aggregate unpaid principal amount outstanding hereunder, whichever may be the lesser, in immediately available funds and lawful money of the United States of America.

               Interest shall accrue on amounts outstanding hereunder in accordance with that certain Amended and Restated Unsecured Credit Agreement dated as of June 15, 1998 (the "Agreement") among the Company, the Banks party thereto and Bank of America National Trust and Savings Association, as Administrative Agent for the Banks. (Capitalized term used in this Revolving Note and not defined herein shall have the meanings given to them in the Agreement.) Pursuant thereto, interest shall accrue on amounts outstanding hereunder from time to time: (a) at a fluctuating rate equal to 0.25% per annum above the Reference Rate; or (b) at the Company's option, subject to the terms of the Agreement, at a rate equal to 1.75% per annum above the applicable Offshore Rate. A change in the interest rate for Reference Rate Loans shall take effect on the day specified in the public announcement of the change in the Reference Rate. Interest shall be computed on the basis of a 360-day year and actual days elapsed. Interest shall become due and payable in accordance with the terms of the Agreement.

               Subject to the provisions of Section 2.7 of the Agreement, all unpaid principal and interest outstanding hereunder shall be due and payable on June 1, 2001; provided that prepayments of principal shall be made as provided in the Agreement.

               This Revolving Note is the Revolving Note referred to in the Agreement, and is issued in conjunction with, and is entitled to all of the rights, benefits and privileges provided in, the Agreement, as now existing or as the same may from time to time be supplemented, modified or amended. The Agreement, among other things, provides that amounts outstanding hereunder from time to time may be repaid pursuant to the Agreement and reborrowed from time to time pursuant to the Agreement, and contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

               The Bank may endorse on the schedule annexed to this Revolving Note the date, amount and maturity of each Loan that it makes pursuant to the Agreement, the purpose of the Loan, the amount of each payment of principal that the Company makes with respect thereto and the source of the funds from which each principal payment is made. The Company irrevocably authorizes the Bank to endorse this Revolving Note, and the Bank's record shall be conclusive absent manifest error; provided, however, that the Bank's failure to make, or its error in making, a notation on the attached schedule with respect to any Loan shall not limit or otherwise affect the Company's obligations to the Bank hereunder or under the Agreement.

               The Company waives presentment, demand, protest, notice of protest, notice of nonpayment or dishonor and all other notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Note. Time is of the essence hereof.

               This Revolving Note has been executed by the undersigned in the State of California, and shall be governed by, and construed in accordance with, the laws of the State of California.

    BEDFORD PROPERTY INVESTORS, INC.,
    a Maryland corporation


    By         /s/ Peter B. Bedford
               Peter B. Bedford
                  Chairman and
                Chief Executive Officer

                        REVOLVING NOTE
                          (Unsecured)

    $7,142,857.00                 San Francisco, California
                                              June 15, 1998

               FOR VALUE RECEIVED, BEDFORD PROPERTY INVESTORS, INC., a Maryland corporation (the "Company"), promises to pay to the order of SANWA BANK CALIFORNIA (the "Bank"), at the offices of Bank of America National Trust and Savings Association, Administrative Agent for the Bank, at 50 California Street, 11th Floor (Unit 8940), San Francisco, California 94111, or at such other place as the Bank may designate from time to time, the sum of Seven Million One Hundred Forty-Two Thousand Eight Hundred Fifty-Seven Dollars and No Cents ($7,142,857.00), or the aggregate unpaid principal amount outstanding hereunder, whichever may be the lesser, in immediately available funds and lawful money of the United States of America.

               Interest shall accrue on amounts outstanding hereunder in accordance with that certain Amended and Restated Unsecured Credit Agreement dated as of June 15, 1998 (the "Agreement") among the Company, the Banks party thereto and Bank of America National Trust and Savings Association, as Administrative Agent for the Banks. (Capitalized term used in this Revolving Note and not defined herein shall have the meanings given to them in the Agreement.) Pursuant thereto, interest shall accrue on amounts outstanding hereunder from time to time: (a) at a fluctuating rate equal to 0.25% per annum above the Reference Rate; or (b) at the Company's option, subject to the terms of the Agreement, at a rate equal to 1.75% per annum above the applicable Offshore Rate. A change in the interest rate for Reference Rate Loans shall take effect on the day specified in the public announcement of the change in the Reference Rate. Interest shall be computed on the basis of a 360-day year and actual days elapsed. Interest shall become due and payable in accordance with the terms of the Agreement.

               Subject to the provisions of Section 2.7 of the Agreement, all unpaid principal and interest outstanding hereunder shall be due and payable on June 1, 2001; provided that prepayments of principal shall be made as provided in the Agreement.

               This Revolving Note is the Revolving Note referred to in the Agreement, and is issued in conjunction with, and is entitled to all of the rights, benefits and privileges provided in, the Agreement, as now existing or as the same may from time to time be supplemented, modified or amended. The Agreement, among other things, provides that amounts outstanding hereunder from time to time may be repaid pursuant to the Agreement and reborrowed from time to time pursuant to the Agreement, and contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

               The Bank may endorse on the schedule annexed to this Revolving Note the date, amount and maturity of each Loan that it makes pursuant to the Agreement, the purpose of the Loan, the amount of each payment of principal that the Company makes with respect thereto and the source of the funds from which each principal payment is made. The Company irrevocably authorizes the Bank to endorse this Revolving Note, and the Bank's record shall be conclusive absent manifest error; provided, however, that the Bank's failure to make, or its error in making, a notation on the attached schedule with respect to any Loan shall not limit or otherwise affect the Company's obligations to the Bank hereunder or under the Agreement.

               The Company waives presentment, demand, protest, notice of protest, notice of nonpayment or dishonor and all other notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Note. Time is of the essence hereof.

               This Revolving Note has been executed by the undersigned in the State of California, and shall be governed by, and construed in accordance with, the laws of the State of California.

    BEDFORD PROPERTY INVESTORS, INC.,
    a Maryland corporation


    By     /s/Peter B. Bedford
             Peter B. Bedford
              Chairman and
              Chief Executive Officer